Exhibit 4.9

EXECUTION VERSION

DATED 3 JANUARY 2023

Unsecured NGN Revolving Credit Facility Agreement

between

IHS Netherlands Holdco B.V.

as Holdco

IHS (Nigeria) Limited,

IHS Towers NG Limited, and

INT Towers Limited

as Borrowers

Rand Merchant Bank Nigeria Limited

as Coordinator

Access Bank Plc

Ecobank Nigeria Limited

Rand Merchant Bank Nigeria Limited

United Bank for Africa Plc

as Mandated Lead Arrangers

Ecobank Nigeria Limited

as Agent

and others

White & Case LLP

PO Box 9705

Level 6, Burj Daman, Al Mustaqbal Street

Dubai International Financial Centre

Dubai

United Arab Emirates

(i)

(ii)

This Facility Agreement is dated 3 January 2023.

Between:

(1)

IHS Netherlands Holdco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 66017912 (“Holdco”);

(2)	IHS (Nigeria) Limited, a company incorporated in Nigeria, with registration number 407609 (“IHS Nigeria”);
(3)	IHS Towers NG Limited, a company incorporated in Nigeria, with registration number 448308 (“ITNG”);
(4)	INT Towers Limited, a company incorporated in the Nigeria, with registration number 1222736 (“INT Towers” and, together with IHS Nigeria and ITNG, the “Borrowers”);
(5)	The entities listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”)
(6)	Rand Merchant Bank Nigeria Limited as Coordinator (in this capacity, the “Coordinator”);
(7)	Access Bank Plc, Ecobank Nigeria Limited, Rand Merchant Bank Nigeria Limited and United Bank for Africa Plc as mandated lead arrangers (the “Mandated Lead Arrangers”);
(8)	FBNQuest Merchant Bank Limited as lead arranger (the “Lead Arranger” and together with the Mandated Lead Arrangers the “Arrangers”);
(9)	The Financial Institutions listed in Schedule 1 (The Original Parties) as lenders (the “Original Lenders”); and
(10)	Ecobank Nigeria Limited as agent of the other Finance Parties (the “Agent”).

It is agreed as follows:

Section 1

Interpretation

1.	Definitions and Interpretation
1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a long term unsecured credit rating of at least BBB by Standard & Poor’s Rating Services or Fitch Ratings Ltd or at least Baa2 by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	each bank or financial institution as set out in Schedule 13 (Acceptable Banks);
(c)	each bank or financial institution with which Cash is held by a member of the IHS Group as at the date of this Agreement;
(d)

the Lenders and/or their Affiliates (other than (i) any Lender or Affiliate of a Lender that is a Sponsor Affiliate and (ii) any Lender that notifies the Agent and Holdco that it may not act as an Acceptable Bank); or

(e)	each bank or financial institution (other than any Sponsor Affiliate) that is a lender under any debt facility provided to any member of the IHS Group;
(f)

each bank or financial institution (other than any Sponsor Affiliate) that either (i) becomes a lender under a debt financing to be provided to the IHS Group to fund a Permitted Acquisition or (ii) is providing banking facilities to a member of the IHS Group acquired by way of a Permitted Acquisition, in each case for a period of 12 months following the closing date of the relevant Permitted Acquisition; or

(g)	any other bank or financial institution approved by the Agent (acting on the instructions of all the Lenders) from time to time.

“Accession Deed” means a document substantially in the form set out in Schedule 9 (Form of Accession Deed).

“Accounting Reference Date” means 31 December or such other date agreed in accordance with this Agreement.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 27 (Assignment and Transfers by Obligors).

“Additional Increase Amount” means, in respect of an Additional Increase Notice, the amount of the increase in the Commitments requested in that Additional Increase Notice.

“Additional Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Additional Increase Confirmation).

“Additional Increase Date” has the meaning given to it in Clause 2.3 (Additional Increase).

“Additional Increase Lender” has the meaning given to it in Clause 2.3 (Additional Increase).

“Additional Increase Notice” means a notice substantially in the form set out in Schedule 12 (Form of Additional Increase Notice).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annual Financial Statements” has the meaning given to that term in Clause 21.1 (Financial Statements).

“Anti-Corruption Laws” means all laws, rules and regulations from time to time concerning or relating to bribery or corruption, including but not limited to the UK Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 (as amended) and all other anti-bribery and corruption laws, in each case applicable to the Company or its Subsidiaries.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Audit Laws” means the EU Regulation (537/2014) on specific requirements regarding statutory audit of public-interest entities and repealing Commission Decision 2005/909/EC and the EU Directive (2014/56/EU) amending Directive 2006/43/EC on statutory audits of annual accounts and consolidated accounts and any law or regulation which implements that EU Directive (2014/56/EU) or any similar law or regulation in any other jurisdiction that is applicable to the Company or any member of the IHS Group.

“Auditors” means any firm appointed by the Company to act as its statutory auditors.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Dealer” means any bank or financial institution licenced under the Foreign Exchange (Monitoring and Miscellaneous provisions) Act Cap F34 Laws of the Federation of Nigeria 2004, and such other specialised bank or financial institution issued with a licence by the CBN to deal in foreign exchange.

“Availability Period” means the period from, and including, the date of this Agreement to, and including, the date falling one month before the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and
(b)	in relation to any proposed Loan, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loan that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Blocking Law” means:

(a)

any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 or the EU Blocking Regulation and Commission Implementing Regulation (EU) 2018/1101 and/or any applicable national law or regulation relating to or implementing such Regulation in any member state of the European Union or the United Kingdom;

(b)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or
(c)	any similar blocking or anti-boycott law or regulation issued by a Sanctions Authority.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds,

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Bridge Facility” means any bridge financing on customary market terms and for the sole purpose of funding a Permitted Acquisition, with a tenor not exceeding 24 months and that is repaid or refinanced within 24 months of incurrence.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, Lagos, London and the Cayman Islands.

“Cash” means, at any time, any cash-in-hand and any credit balance on any deposit, savings, current or other account to which, in each case, a member of the IHS Group (and only that member of the IHS Group or other members of the IHS Group) is beneficially entitled and for so long as that cash is:

(a)	except for a maximum aggregate amount for the IHS Group of USD 20,000,000 (twenty million dollars) or its equivalent, held with an Acceptable Bank;
(b)	available to be freely withdrawn within 90 days;
(c)	not subject to any Security, other than:
(i)	the Security created under the “Security Documents” (as defined in any IHS Holding Facility), if any;
(ii)	charges arising solely by operation of law;
(iii)

rights of set-off or netting or charges or pledge rights arising by operation of law or by contract by virtue of the provision to that member of the IHS Group of clearing bank or similar facilities or overdraft facilities and arising under the standard commercial terms and conditions of such bank;

(iv)

encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash-pooled net balance basis and arising under that account bank’s standard terms in the ordinary course of trading or business activities of that member of the IHS Group; or

(v)

Security in respect of Financial Indebtedness to the extent such Financial Indebtedness is included for the purposes of calculating Net Cash Finance Interest Adjusted for Leases or Net Financial Indebtedness; and

(d)

capable of being applied or made available for application in repayment or prepayment of the Facility or any other Financial Indebtedness included within the calculation of Net Cash Finance Interest Adjusted For Leases or Net Financial Indebtedness, within the next 180 days, and, for the avoidance of doubt, not including any cash affected by any process referred to in Clause 24.9 (Creditors’ process).

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(b)

any investment in marketable debt obligations issued or guaranteed by the government of any country in which any member of the IHS Group is located or by any government of any other country which has a rating for its short-term unsecured and non credit-

enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited or by an instrumentality or agency of any such government having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:
(i)	for which a recognised trading market exists;
(ii)

issued by an issuer incorporated in a country, the government of which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or P-1 or higher by Moody’s Investors Service Limited or by an instrumentality or agency of any such government having an equivalent credit rating;

(iii)	which matures within one year after the relevant date of calculation; and
(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its short-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)

bills of exchange issued in Nigeria, the Cayman Islands, the United States of America or any state thereof, the United Kingdom, Switzerland, any member state of the European Economic Area or any Participating Member State or any country in which any member of the IHS Group is located which is eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:
(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited;
(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and
(iii)	can be turned into cash on not more than 90 days’ notice; or
(f)	any other debt security approved by the Majority Lenders,

in each case to which any member of the IHS Group (and only that member of the IHS Group or other members of the IHS Group) are beneficially entitled at that time and which is not issued or guaranteed by a member of the IHS Group or subject to any Security other than:

(i)	Security created under the “Security Documents” (as defined in any IHS Holding Facility), if any;
(ii)	charges arising solely by operation of law in the ordinary course of trading or business of the any member of the IHS Group; or
(iii)	Security in respect of Financial Indebtedness to the extent such Financial Indebtedness is included for the purposes of calculating Net Financial Indebtedness.

“CBN” means the Central Bank of Nigeria.

“Change of Control” means:

(a)	in respect of any Obligor (other than the Company or Holdco), if Holdco ceases directly or indirectly to:
(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of that Obligor;
(B)	appoint or remove the majority, of the directors or other equivalent officers of that Obligor; or
(C)	give directions with respect to the operating and financial policies of that Obligor with which the directors or other equivalent officers of the Obligor are obliged to comply; or
(ii)

own legally and beneficially more than 50% of the issued share capital of that Obligor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

(b)	in respect of Holdco, if the Company ceases directly or indirectly to:
(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of Holdco;
(B)	appoint or remove the majority, of the directors or other equivalent officers of Holdco; or
(C)	give directions with respect to the operating and financial policies of Holdco with which the directors or other equivalent officers of Holdco are obliged to comply; or
(ii)

own legally and beneficially more than 50% of the issued share capital of Holdco (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

(c)	in respect of the Company, if any person or persons acting in concert (other than any Permitted Transferee), after the date of this Agreement acquires “control” of the Company, being:
(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Company;
(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)	give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply; or
(ii)

legal or beneficial ownership of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital), provided that, in each case, a Change of Control shall not occur:

(d)

solely as a result of all of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) being transferred to a newly-incorporated holding company (“TopCo”) provided that:

(i)	as a result of such transfer no person other than TopCo acquires control (as defined above) of the Company;
(ii)	TopCo is not a Restricted Party;
(iii)	prior to such transfer each Lender has received such documentation and evidence in respect of TopCo as necessary to pass all know your customer and similar checks; and
(iv)	no person or persons acting in concert (other than any Permitted Transferee) shall acquire:
(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(1)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of TopCo;
(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of TopCo; or
(3)	give directions with respect to the operating and financial policies of TopCo with which the directors or other equivalent officers of TopCo are obliged to comply; or
(B)

legally or beneficially more than 50% of the issued share capital of TopCo (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

(e)

for the avoidance of doubt, as a result of the admission of any part of the share capital of the Company (or TopCo) to trading on any recognised stock or investment exchange or any other sale or issue of share capital of the Company (or TopCo) by way of flotation or public offering provided that, all of the conditions set out in paragraph (d) above are complied with; or

(f)	as a result of any re-domiciliation of TopCo for internal structuring purposes provided that, all of the conditions set out in paragraph (d) above are complied with.

“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal).

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means

(a)

in relation to an Original Lender, the NGN amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Increase); and

(b)	in relation to any other Lender, the NGN amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Company” means IHS Holding Limited, an exempted company registered by way of continuation in the Cayman Islands with limited liability and having its registered office at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands under the registration number 382000.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate), with any amendments the Agent and Holdco may agree.

“Confidential Information” means all information relating to the Nigeria Group, the IHS Group, the Finance Documents, the Senior Notes or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Company;
(b)	any member of the IHS Group or any of its advisers; or
(c)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Company, a member of the Nigeria Group or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality);
(B)	is identified in writing at the time of delivery as non-confidential by the Company, any member of the Nigeria Group or any of their advisers; or
(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (c) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Nigeria Group, and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; or

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between any member of the Nigeria Group and the Agent, and in any case capable of being relied upon by Holdco.

“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;
(b)	enters into any sub-participation in respect of; or
(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Agent or a Borrower (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and
(ii)	payment is made within three Business Days of its due date; or
(iii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(a)

a material disruption to the payment or communications systems or to the financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) provided that the disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of the Performance Standards.

“Equity Offering” means a public offering or a private placement of the ordinary shares or common equity of the Company or Holding Company of the Company.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Existing Facilities” means:

(a)

the NGN and USD senior credit facility agreement dated on 3 September 2019 between, among others, Holdco, each of IHS (Nigeria) Limited, INT Towers Limited and ITNG as borrowers, Ecobank Nigeria Limited as agent and the senior lenders named therein, as amended and restated on 29 September 2021 and as further amended from time to time;

(b)	the facility agreement dated 31 March 2022 between IHS (Nigeria) Limited as borrower and Rand Merchant Bank Nigeria Limited as lender in respect of a NGN 16,100,000,000 revolving short-term loan; and
(c)	the facility offer letter dated 13 May 2022 between IHS (Nigeria) Limited as borrower and United Bank for Africa Plc as lender in respect of a revolving short-term loan of NGN 10,000,000,000.

“Facility” means the revolving credit facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(a)

any letter or letters dated on or about the date of this Agreement between any of (i) the Arrangers and Holdco, or (ii) the Agent and Holdco, setting out any of the fees referred to in Clause 13 (Fees); and

(b)	any agreement setting out fees payable to a Finance Party referred to in Clause 13.4 (Agent Fee) of this Agreement or under any other Finance Document.

“Finance Document” means this Agreement, the Subordination Agreement, each Accession Deed, each Additional Increase Confirmation, each Additional Increase Notice, any Compliance Certificate, any Fee Letter, each Increase Confirmation, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and Holdco.

“Finance Party” means the Agent, each Arranger or a Lender.

“Financial Indebtedness” means, with respect to any person (without double counting):

(a)	any indebtedness of such person for borrowed money;
(b)

the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by such person (but not Trade Instruments);

(c)

any indebtedness of such person for the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of trading or business activities to trade creditors that are treated as current payable in the Financial Statements within 365 days of the date they are incurred);

(d)

non-contingent obligations of such person to reimburse any other person for amounts paid by that person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the account of such person with respect to trade accounts incurred and payable in the ordinary course of trading or business activities to trade creditors that are treated as current payable in the Financial Statements within 365 days of the date they are incurred);

(e)	the amount of any obligation of such person in respect of any Lease;

(f)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) will be taken into account);

(g)	amounts raised by such person under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing under IFRS;
(h)	all indebtedness of the types described in the foregoing items secured by a lien on any property or assets owned by such person, whether or not such indebtedness has been assumed by such person;
(i)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under IFRS;
(j)

any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, any liability of such person under any sale and leaseback transactions that do not create a liability on the balance sheet of such person, any obligation under a “synthetic lease” or any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such person; and

(k)

the amount of any obligation in respect of any guarantee or indemnity given by such person for any of the foregoing items incurred by any other person, (notwithstanding any treatment under IFRS to the contrary), if and to the extent such relevant item (other than letters of credit) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the relevant person, prepared in accordance with IFRS and provided that “Financial Indebtedness” shall not include indebtedness owed solely to a member of the IHS Group and shall not include indebtedness arising under any Subordinated Shareholder Loan.

“Financial Plan” means the financial model in agreed form relating to the Nigeria Group and delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Statements” means Annual Financial Statements and Quarterly Financial Statements.

“Financial Year” means the annual accounting period of the Company ending on the Accounting Reference Date in each year.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.3 (Cost of Funds).

“Guarantor” means an Original Guarantor or an Additional Guarantor.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“IHS Group” means the Company and its Subsidiaries from time to time.

“IHS Holding Facility” means:

(a)

the revolving credit facility agreement dated 30 March 2020 between, amongst others the Company as borrower, Citibank, N.A., London Branch as global coordinator, Citibank Europe plc, UK Branch as facility agent, and the parties defined therein as original lenders, as amended and restated pursuant to an amendment and restatement agreement dated 29 September 2021 and as further amended and / or restated from time to time;

(b)

the term facility agreement dated 28 October 2022 between, amongst others, the Company as borrower, Citibank Europe plc, UK Branch as facility agent, Citibank N.A., London Branch as coordinator and the parties defined therein as original lenders, as amended and / or restated from time to time; and

(c)	any Refinancing Facility.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	it otherwise rescinds or repudiates a Finance Document;
(c)	(if it is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or
(d)	an Insolvency Event has occurred and is continuing with respect to it,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	it is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to it in Clause 2.2 (Increase).

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or
(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Nigeria Group which may now or in the future subsist.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default Interest).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Land Registries” means the various land registries established pursuant to the land registration laws or similar instrument of any applicable State in Nigeria including the Federal Capital Territory (FCT), Abuja for registration of title to or an interest in land.

“Lease” means any lease which would, in accordance with IFRS, be treated as a lease liability.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent).

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(d)	similar principles, rights and defences under the laws of any relevant jurisdiction; and
(e)	any other matters which are set out as qualifications or reservations (however described) as to matters of law in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; or
(b)	any bank, financial institution or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Increase) or Clause 25 (Changes to the Lenders),

which, in each case, has not ceased to be a Lender in accordance with the terms of this Agreement.

“Leverage Ratio” has the meaning given to that term in Clause 22.1 (Financial Definitions).

“Limitation Acts” means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Limitation Law of each State of the Federation of Nigeria.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means:

(a)	for the period from the date of this Agreement until (and including) the Margin Toggle Date, 20% per annum; and

(b)	for the period from (but excluding) the Margin Toggle Date, 2.50% per annum.

“Margin Toggle Date” means the date falling one year from the date of this Agreement.

“Market Capitalisation” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of a relevant issuer of an “Equity Offering” (as defined in the Sierra Senior Notes Indenture) on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, assets or financial condition of the Company and the Nigeria Group (taken as a whole);
(b)

the ability of the Obligors taken as a whole to perform their payment obligations under the Finance Documents or the ability of the Company to comply with its obligations under Clause 22.2 (Financial Condition) (and, for the purposes of determining the ability of the Company to comply with its obligations under Clause 22.2 (Financial Condition) taking into account any contractual commitment of any Affiliate of the Company (other than a member of the IHS Group) to provide an Additional Investment under Clause 22.4 (Equity Cure)); or

(c)	subject to the Legal Reservations, the validity or enforceability of any of the Finance Documents or the rights or remedies of any Finance Party under any Finance Document.

“Material Contract” means any written contract or contracts or other agreement or agreements of the Nigeria Group members, in each case, with a mobile network operator, representing in aggregate an amount in excess of 30% of the Nigeria Group’s revenue (on a combined and/or consolidated basis) over the previous 12 Months (from and including the date of such determination).

“Material License Agreement” means the Infrastructure Sharing and Co-Location Services License, issued to INT Towers by the Nigerian Communications Commission (NCC) as may be amended, supplemented or renewed from time to time.

“Money Laundering Laws” means money laundering laws, rules and regulations from time to time, in each case applicable to the Company or its Subsidiaries.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“MPR” means the monetary policy rate as determined and published by the CBN monetary policy committee from time to time and published on the CBN’s website: http://www.cbn.gov.ng (or any replacement website which displays that rate).

“NAFEX” means the Nigerian Autonomous Foreign Exchange Rate Fixing methodology commonly referred to as the “Investors’ and Exporters’ (I&E) FX Window” as administered by the FMDQ OTC Securities Exchange (FMDQ) or any other replacement administrator.

“New IHS Shareholder Loan” means each shareholder loan made to the Company by any of the Company’s direct or indirect shareholders or any of their Affiliates (other than by a member of the IHS Group) after the date of this Agreement.

“New Lender” has the meaning given to that term in Clause 25 (Changes to the Lenders).

“New Shareholder Injections” means the net cash proceeds received by the Company after the date of this Agreement  from any of the Company’s direct or indirect shareholders from any subscription by that shareholder in cash for shares of the Company or capital contribution to the Company that does not result in the occurrence of a Change of Control.

“Nigeria” means the Federal Republic of Nigeria.

“Nigeria Group” means Holdco and its Subsidiaries from time to time.

“Nigeria Group Structure Chart” means the Nigeria Group structure chart provided to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent) prior to the date of this Agreement.

“Nigeria Term Facility” means the up to NGN 165,000,000,000 term credit facility dated on or around the date of this Agreement between, amongst others, each of IHS (Nigeria) Limited, IHS Towers NG Limited and INT Towers Limited as the borrower, Ecobank Nigeria Limited as agent and each of the financial institutions named therein as original lenders.

“Non-Consenting Lender” means any Lender who does not and continues not to consent or agree to a waiver or amendment where:

(a)	Holdco or the Agent (at the request of Holdco) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; and
(b)	the consent, waiver or amendment in question requires the approval of all the Lenders and the Majority Lenders have consented or agreed to such waiver or amendment.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates).

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means Holdco, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“Original Financial Statements” means the audited consolidated financial statements of the Company and its Subsidiaries for its financial year ended 31 December 2021.

“Original Obligor” means each Borrower and each Original Guarantor.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Performance Standards” means the International Finance Corporation (IFC) Performance Standards on Social & Environmental Sustainability, effective 1 January 2012.

“Permitted Acquisition” means:

(a)	any acquisition pursuant to a Permitted Reorganisation or Permitted Transaction;
(b)	any acquisition to which the Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent;
(c)

any acquisition of assets, a person, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company (or purchase of shares in a shelf company) for the purpose of effecting such acquisition, provided that:

(i)

no (A) Default is continuing or (B) mandatory prepayment event under Clause 8.2 (Sanctions) has occurred and either the 15 Business Day period or 20 day notice period referred to in paragraph (a)(iii) of Clause 8.2 (Sanctions) has not expired in relation to any Lender, in each case, on the date on which the Company or the relevant member of the Nigeria Group enters into a legal commitment for that acquisition or is incorporated, or is reasonably likely to occur as a result of that acquisition or that legal incorporation;

(ii)

without prejudice to Clause 23.17 (Sanctions), the assets the subject of the acquisition are not subject to Sanctions and the assets are not located in, nor does the person the subject of the acquisition carry out any of its business in, a Sanctioned Country at the time of the acquisition;

(iii)

if, upon the acquisition or incorporation of the relevant company it would become a member of the Nigeria Group, the relevant company becomes a Guarantor in accordance with Clause 23.25 (Guarantors); and

(iv)

if, upon the acquisition or incorporation of the relevant company, the relevant company would become a member of the Nigeria Group, the Company has delivered to the Agent, not later than the date falling 10 Business Days after the date on which the relevant member of the Nigeria Group enters into a legal commitment for the relevant acquisition, an updated Financial Plan assuming completion of such acquisition on that date, for the period until the Termination Date from the date on which the relevant member of the Nigeria Group enters into a legal commitment for such proposed acquisition, and the revised Financial Plan shows that the Company will not be in breach or default in respect of any of the financial covenants set out in Clause 22 (Financial Covenants) at any time during that period;

(d)	any acquisition made between members of the Nigeria Group;
(e)	any acquisition pursuant to an issue of shares by a member of the Nigeria Group to another member of the Nigeria Group, or by the Company to the extent not giving rise to a Change of Control; and
(f)	any acquisition comprising the acquisition of securities which are Cash Equivalent Investments.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal:

(a)	of assets by the Company or a member of the Nigeria Group in the ordinary course of trading or business activities;

(b)	by the Company to a member of the IHS Group, or between any members of the Nigeria Group;
(c)	of assets in exchange for other assets comparable or superior as to type, value or quality;
(d)	the decommissioning of any towers, including but not limited to in connection with tower consolidation purposes;
(e)	of obsolete or redundant assets no longer required for the relevant person’s business;
(f)	of Cash Equivalent Investments for a comparable amount of cash or in exchange for a comparable amount of other Cash Equivalent Investments;
(g)	arising as a result of the creation of any Permitted Security, a Permitted Payment, a Permitted Reorganisation or a Permitted Transaction;
(h)	of cash to the extent not otherwise prohibited by the terms of this Agreement (including by way of a Permitted Loan);
(i)	constituted by a licence of intellectual property rights;
(j)	constituted by a licence or sub-licence in the ordinary course of trading or business activities;
(k)	constituted by a lease or licence of real property arising in the ordinary course of trading or business activities of the disposing entity;
(l)	any share sale or issuance by the Company or share sale or issuance by any member of the Nigeria Group or arising as a result of any such share sale or issuance;
(m)

arising as a result of the sale of towers, provided that such towers are replaced by towers with an aggregate fair market value that is equal to or greater than the aggregate fair market value of the towers sold;

(n)

of trade receivables earned during a previous accounting period on a non-recourse basis (which may include recourse in respect of warranties and indemnities as to title and validity that are customarily provided in such non-recourse arrangements) and provided that such transaction does not have the commercial effect of a borrowing;

(o)

arising as a result of the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of trading or business activities or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(p)

arising as a result of the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(q)

arising as a result of a seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority which in each case does not constitute an Event of Default pursuant to Clause 24.9 (Creditors’ Process) or Clause 24.12 (Expropriation);

(r)

of treasury shares by the Company or any member of the Nigeria Group that are held following the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase corporate stock, shares or membership interests granted to any future, present or former employee, director, officer, contractor or consultant of any member of the  IHS Group pursuant to any employee benefit plans or arrangements, including for the purpose of satisfying any taxes (including estimated taxes) due as a result of the exercise of any such option;

(s)	to a Joint Venture, to the extent permitted by Clause 23.6 (Joint Ventures); and
(t)

arising under any single transaction or series of related transactions that involves assets having a fair market value of less than the greater of USD 25,000,000 (or its equivalent in other currencies) and an amount equal to zero point eight per cent. (0.8%) of Total Assets.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	arising under the Finance Documents;
(b)	arising under the IHS Holding Facilities;
(c)	arising under the Nigeria Term Facility;
(d)	arising under a Senior Notes Indenture;
(e)	arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 23.16 (Treasury Transactions);
(f)	until the date falling five Business Days after the first Utilisation Date of the Nigeria Term Facility, arising under the Existing Facilities;
(g)	under any Lease;
(h)	comprising of deferred consideration arising in connection with a Permitted Acquisition, provided that:
(i)	such deferred consideration shall not exceed 75% of the total consideration (excluding any post-completion adjustments and/or earnouts) for that Permitted Acquisition;
(ii)	the deferred consideration is payable in full by no later than the date falling 18 months after the completion date for that Permitted Acquisition; and
(iii)	if such deferred consideration is not paid or discharged when due, it shall be either:
(A)

automatically converted into an equitable interest in the Company, with the Company having no residual indebtedness or other liability in connection with such deferred consideration following such conversion; or

(B)	subordinated to the claims of the Finance Parties under this Agreement on terms satisfactory to the Majority Lenders;
(i)

under derivative transactions entered into in connection with protection against or benefit from fluctuation in any interest or currency rates or commodity prices that arise in the ordinary course of trading or business activities, but not transactions for investment or speculative purposes;

(j)	arising under any refinancing of Permitted Financial Indebtedness;
(k)

of any person acquired by the Company or any member of the Nigeria Group after the date of this Agreement (which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased in contemplation of, or since, that acquisition), provided that such acquisition is a Permitted Acquisition and the

Company has delivered to the Agent a Financial Plan referred to under paragraph (c)(iv) of the definition of “Permitted Acquisition”;

(l)

arising under any letter of credit, banker’s acceptances, overdrafts or daylight borrowing facilities entered into by the Company or a member of the Nigeria Group in the ordinary course of trading or business activities;

(m)	any liability arising as a result of a fiscal unity (fiscale eenheid) for Dutch corporate tax or value added tax purposes or of any other jurisdiction having similar effect;
(n)

any liability in respect of any member of the IHS Group incorporated in The Netherlands arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Section 2:403 of the Dutch Civil Code; and

(o)

of the Company or a member of the Nigeria Group which is not otherwise permitted by the preceding paragraphs, provided that the Leverage Ratio and Interest Coverage Ratio, calculated by reference to the most recent Annual Financial Statements or Quarterly Financial Statements delivered to the Agent in accordance with Clause 21.1 (Financial Statements) and the relevant Compliance Certificate, after giving pro forma effect to the incurrence of such Financial Indebtedness in full and adjusted for the incurrence of other indebtedness since the last Quarter Date and including any other relevant adjustments to take into account the activities of the Nigeria Group since the last Quarter Date, comply with the covenanted ratios for the immediately following Quarter Date set out in Clause 22.2 (Financial Condition).

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trading or business activities of the Company or any member of the Nigeria Group;
(b)

any guarantee, performance or similar bond guaranteeing performance by the Company or any member of the Nigeria Group under any contract entered into in the ordinary course of trading or business activities of the Company or any member of the Nigeria Group;

(c)

any guarantee given by the Company, any Obligor or a member of the Nigeria Group in relation to or comprising of Permitted Financial Indebtedness (other than under paragraph (e) of the definition of Permitted Financial Indebtedness);

(d)

any guarantee given by the Company in favour of a creditor in respect of any Financial Indebtedness of a Subsidiary of the Company, where the aggregate Financial Indebtedness of that Subsidiary does not exceed 1.5 times its equity value (being the sum of that Subsidiary’s paid up capital and the amount of any shareholder loans made available to it, calculated by reference to the pro forma financial statements of that Subsidiary);

(e)

any guarantee listed in Schedule 14 (Existing Guarantees), together with any guarantees replacing any of the same where the aggregate liability under the replacement guarantee is not greater than the aggregate liability under the guarantee being replaced (or to the extent greater, would be permitted under another paragraph of this definition);

(f)

any guarantee or indemnity given by the Company in connection with an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which guarantee or indemnity is in customary form and subject to customary limitations;

(g)

any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

(h)	any liability arising as a result of a fiscal unity (fiscale eenheid) for Dutch corporate tax or value added tax purposes or of any other jurisdiction having similar effect;
(i)

any liability in respect of any member of the Nigeria Group incorporated in The Netherlands arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Section 2:403 of the Dutch Civil Code;

(j)	any guarantee given by the Company in respect of any Priority Debt;
(k)

any guarantee not otherwise permitted given by the Company or a member of the Nigeria Group in respect of any indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness guaranteed by the Company or any member of the Nigeria Group under this paragraph, without double counting) does not at any time exceed the greater of USD 75,000,000 (or its equivalent in other currencies) and 3.0% of the Total Assets, provided that the aggregate principal amount of indebtedness guaranteed by a member of the Nigeria Group under this paragraph shall not at any time (when aggregated with the principal amount of any other indebtedness guaranteed by any other member of the Nigeria Group under this paragraph, without double counting) exceed USD 75,000,000; and

(l)

guarantees not otherwise permitted where the aggregate liability of members of the Nigeria Group under all such guarantees does not exceed USD 10,000,000 (or its equivalent in other currencies) in total at any time.

“Permitted Joint Venture” means any investments by the Company or any member of the Nigeria Group in any Joint Venture, but only if:

(a)	no :
(i)	Default is continuing; or
(ii)

mandatory prepayment event under Clause 8.2 (Sanctions) has occurred and either the 15 Business Day period or 20 day notice period referred to in paragraph  (a)(iii) of Clause 8.2 (Sanctions) has not expired in relation to any Lender, in each case, on the date the Company (or, as applicable, member of the Nigeria Group) enters into a legal commitment to make an investment in the Joint Venture, or is reasonably likely to occur as a result of the Company’s (or, as applicable, member of the Nigeria Group’s) investment into that Joint Venture;

(b)	no co-investor, partner or other investor in such Joint Venture is a Restricted Party;
(c)	none of the assets owned by, or the subject of, the Joint Venture are located in a Sanctioned Country; and
(d)	none of the Joint Venture’s business operations is or will be carried out in any Sanctioned Country and the Joint Venture is not incorporated or established in a Sanctioned Country,

and further provided that, solely in relation to any investment by any member of the Nigeria Group, in any Financial Year the aggregate of:

(i)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Nigeria Group;
(ii)	the contingent liabilities of any member of the Nigeria Group under any guarantee given in respect of the liabilities of any such Joint Venture; and
(iii)	the market value of any assets transferred by any member of the Nigeria Group to any such Joint Venture,

does not exceed USD50,000,000 (or its equivalent in other currencies).

“Permitted Loan” means:

(a)	any trade credit extended by the Company or any member of the Nigeria Group to its customers on normal commercial terms and in the ordinary course of trading or business activities;
(b)	the Company’s or Nigeria Group members’ Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (other than paragraph (e));
(c)

a loan made by any member of the Nigeria Group to a member of the IHS Group (other than the Company or a member of the Nigeria Group), provided that the amount of that loan when aggregated with the amount of all loans made by any member of the Nigeria Group to a member of the IHS Group (other than to the Company or a member of the Nigeria Group) does not exceed USD 50,000,000 (or its equivalent in other currencies) at any time;

(d)

a loan made by the Company or a member of the Nigeria Group to an employee or director of the Company or of any member of the Nigeria Group, provided that the amount of that loan when aggregated with the amount of all loans to employees and directors by the Company and the members of the Nigeria Group does not exceed the greater of USD 20,000,000 (or its equivalent in other currencies) and an amount equal to zero point five per cent (0.5%) of Total Assets at any time;

(e)	a loan made by an Obligor to another Obligor;
(f)	a loan made by the Company to any member of the IHS Group;
(g)	a loan made by the Company or a member of the Nigeria Group to any Affiliate of the Company, provided that such loan constitutes a Permitted Payment;
(h)

a loan made by the Company to any party that is a co-investor with the Company or any of its Subsidiaries in a Joint Venture, for the purposes of funding that co-investor’s investment in the Joint Venture, provided that such Joint Venture is consolidated for accounting purposes by the Company on or promptly after the date of such investment; and

(i)

any loans or credit not falling into any of the above paragraphs provided that the aggregate principal amount of all such loans or credit does not at any time exceed USD 55,000,000 (or its equivalent in other currencies).

“Permitted Payment” means:

(a)	a payment of scheduled interest and or principal payment under loans permitted under paragraph (b), (c), (e) or (f) of “Permitted Loan”;

(b)	a payment by the Company in connection with management and related holding company fees and expenses payable to any of its Affiliates, provided that:
(i)	no Default has occurred and is continuing at such time or would result from the making of the payment; and
(ii)	the Relevant Test set out in paragraph (j) below is satisfied in respect of such payment);
(c)	a payment by any member of the Nigeria Group in connection with management and related holding company fees and expenses payable to:
(i)	any other member of the Nigeria Group; or
(ii)

a member of the IHS Group (other than a member of the Nigeria Group), provided that the aggregate amount of any such payment made by each member of the Nigeria Group does not exceed USD 10,000,000 (or its equivalent in other currencies) in any Financial Year, in each case, provided that:

(A)	no Default has occurred and is continuing at such time or would result from the making of the payment; and
(B)	the Relevant Test set out in paragraph (j) below is satisfied in respect of such payment).
(d)	the payment of a dividend by any member of the Nigeria Group (other than Holdco):
(e)

repurchases of management equity in an amount of up to the greater of USD 20,000,000 (or its equivalent in other currencies) and an amount equal to zero point five per cent. (0.5%) of Total Assets at any time in any Financial Year, provided that:

(i)	no Default has occurred and is continuing at such time or would result from the making of the payment; and
(ii)	the Relevant Test set out in paragraph (j) below is satisfied in respect of such payment);
(f)

the payment of a dividend or other distribution by Holdco to the Company directly or (where each relevant Holding Company receiving such dividend or other distribution promptly passes through such dividend or distribution to its Holding Company until received by the Company) indirectly and/or a scheduled interest payment under a Subordinated Shareholder Loan, in order to enable an Obligor to meet its scheduled interest and principal expenses under any Permitted Financial Indebtedness, provided that:

(i)	the payment is made when no Event of Default is continuing (and where no Event of Default would occur immediately after the making of the payment); and
(ii)	the Relevant Test set out in paragraph (j) below is satisfied in respect of such payment;
(g)

payments made or expected to be made by the Company or a member of the Nigeria Group pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase corporate stock, shares or membership interests granted to any future, present or former employee, director, officer, contractor or consultant of the Company or member of the Nigeria Group pursuant to any employee benefit plans or arrangements, including for the purpose of satisfying any taxes (including estimated taxes) due as a result of the exercise of any such option;

(h)

the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a member of the Nigeria Group to the holders of its corporate stock, shares or membership interests then entitled to participate in such dividends on a pro rata basis or otherwise in compliance with the terms of the instruments governing such corporate stock, shares or membership interests, which is entered into in the ordinary course and on arm’s length terms;

(i)

a declaration and payment by the Company of dividends on the common stock or common equity interests of the Company or any Holding Company following an Equity Offering of such common stock or common equity interests, provided that:

(i)	no Default has occurred and is continuing at such time or would result from the making of the payment; and
(ii)	such amount does not exceed in any fiscal year:
(A)

6.00% of the net cash proceeds received by the Company from such Equity Offering or contributed to the equity (other than through the issuance of “Disqualified Stock” or “Designated Preference Shares” (each as defined in the Sierra Senior Notes Indenture) or through an “Excluded Contribution” or “Excluded Amounts” or a “Parent Debt Contribution” (each as defined in the Sierra Senior Notes Indenture)) of the Company; and

(B)

following an Equity Offering, an amount equal to 6.00% of the Market Capitalisation provided that, in the case of this paragraph (B) after giving pro forma effect to such loans, advances, dividends or distributions, the Leverage Ratio shall be equal to or less than 4.00 to 1.00; and

(j)	a payment not otherwise permitted by the preceding paragraphs, by the Company or a member of the Nigeria Group, provided that:
(i)	no Default has occurred and is continuing at such time or would result from the making of the payment; and
(ii)

the Leverage Ratio and Interest Coverage Ratio, calculated at the time such payment is to be made (on a pro forma basis after including in the calculations of such ratio the amount of the payment to be made) and by reference to the most recent Annual Financial Statements or Quarterly Financial Statements delivered to the Agent in accordance with Clause 21.1 (Financial Statements) with a Compliance Certificate, adjusted for the incurrence of any Financial Indebtedness since the last Quarter Date and including any other relevant adjustments to take into account the activities of the Nigeria Group since the last Quarter Date, comply with the covenanted ratios for the immediately following Quarter Date set out in Clause 22.2 (Financial Condition) (the “Relevant Test”),

and, for the avoidance of doubt, the Relevant Test will also apply to any payment referred to in paragraphs (b), (c), (e) and (f) above.

“Permitted Reorganisation” means:

(a)	a reorganisation on a solvent basis involving the business or assets of, or shares of the Company or any member of the Nigeria Group:
(i)

where the Company or a member of the Nigeria Group (as applicable) remains the surviving entity and the jurisdiction of incorporation of the Company or such member of the Nigeria Group remains the same; and

(ii)	if such reorganisation has the effect of disposal of any business, assets or shares, where such disposal would be a Permitted Disposal; or
(iii)	if such reorganisation has the effect of an acquisition of any business, assets or shares, where such acquisition would be a Permitted Acquisition;
(b)	any transaction contemplated under paragraph (c) of the definition of “Permitted Transaction”;
(c)	a transfer of all of the issued share capital of the Company to a newly incorporated holding company, subject to the conditions in paragraph (d) of the definition of Change of Control;
(d)	any merger or reorganisation of two or more members of the Nigeria Group where either:
(i)	one of such members of the Nigeria Group is the surviving entity; or
(ii)	the issued share capital of all such entities is transferred to another existing member of the Nigeria Group or a newly incorporated entity,

in each case, provided that:

(A)	where a member of the Nigeria Group is the surviving entity, the jurisdiction of incorporation of such member of the Nigeria Group remains the same;
(B)	where a newly incorporated entity is the surviving entity, its jurisdiction of incorporation is the same as that of any member of the Nigeria Group undergoing such merger or reorganisation; and
(C)	where any such member of the Nigeria Group subject to such merger or reorganisation is an Obligor:
(1)	the surviving entity is an Obligor; or
(2)

if, as a result of the laws applicable in the jurisdiction of the entities subject to such merger or reorganisation, it is not possible for the surviving entity to effectively accede to this Agreement as a Guarantor prior to the date of such merger or reorganisation, the Company shall provide written notice to the Agent on or around the date of completion of the relevant merger or reorganisation of such merger or reorganisation occurring (the “Effective Reorganisation Date”) and procure that the surviving entity shall accede to this Agreement promptly and in any event within no more than 10 Business Days of the Effective Reorganisation Date; and

(e)	any other reorganisation approved by the Agent (acting on the instruction of the Majority Lenders).

“Permitted Security” means:

(a)

any charge or lien (including any netting or set-off as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes) arising by operation of law and in the ordinary course of trading or business activities of the Company or any member of the Nigeria Group and not as a result of any default or omission by the Company or a member of the Nigeria Group;

(b)

any retention of title arrangements, hire purchase or conditional sale arrangement or arrangements having similar effect arising in the ordinary course of trading or business activities of a member of the IHS Group with suppliers of goods to a member of the IHS Group on the supplier’s standard or usual terms and not arising as a result of any default or omission by the Company or a member of the IHS Group and which is discharged within a period of time customary for such arrangements;

(c)

any Security created in connection with a Bridge Facility, provided that the Security granted is only over the shares (or similar ownership interests) in, or any receivables owed to or by, or any assets of:

(i)	the relevant target acquired using funds made available pursuant to that Bridge Facility;
(ii)	the relevant bidco or bidcos incorporated for the purposes of acquiring that target or its assets; and/or
(iii)	the Holding Company (other than an Obligor) of that bidco or bidcos;
(d)

any Security or Quasi-Security listed in Schedule 15 (Existing Security), together with any Security or Quasi-Security replacing any of the same where the assets subject to the replacement Security or Quasi-Security are the same (or part of the same) assets subject to the Security or Quasi-Security being replaced;

(e)	any netting or set-off arrangement entered into under a derivative transaction and excluding any Security or Quasi-Security under a credit support arrangement;
(f)	any Security or Quasi-Security over or affecting any asset acquired by the Company or a member of the Nigeria Group after the date of this Agreement, if:
(i)	the Security was not created in contemplation of the acquisition of that asset by the Company or a member of the Nigeria Group;
(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the Company or a member of the Nigeria Group; and
(iii)	the Security is released or discharged within three Months of the date of acquisition of such asset (unless permitted to remain outstanding pursuant to another paragraph of this definition);
(g)	any Security or Quasi-Security arising under any Lease over the asset subject to the Lease provided that the Financial Indebtedness secured thereby is permitted pursuant to the Finance Documents;
(h)

any Security over goods and documents of title to goods arising in the ordinary course of a documentary credit transaction entered into in the ordinary course of trading or business activities of the Company or any member of the Nigeria Group;

(i)	any netting or set-off arrangement entered into by the Company or a member of the Nigeria Group arising in connection with a cash management or pooling arrangement entered into in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Company or members of the Nigeria Group but only so long as (i) such arrangement is not established with the primary intention of preferring any lenders, and (ii) any overdraft facility connected with such arrangement is permitted under the Finance Documents;

(j)

any Security over rental deposits arising in the ordinary course of trading or business activities of the Company or a member of the Nigeria Group in respect of any property leased or licensed by the Company or a member of the Nigeria Group in respect of amounts representing not more than 12 Months’ rent payments for that property;

(k)

any Security over bank accounts granted as part of that the relevant bank’s standard terms and conditions (including but not limited to any Security or Quasi-Security arising under clause 24 or 25 of the general banking conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in a jurisdiction where the Company or a member of the Nigeria Group has a bank account pursuant to its general terms and conditions);

(l)

any Security relating to payments into court or arising under any court order or injunction or security for costs arising in connection with any litigation or court proceedings being contested by the Company or a member of the Nigeria Group in good faith (and which do not otherwise give rise to an Event of Default);

(m)

any Security arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings which are contested by the Company or a member of the Nigeria Group in good faith by appropriate proceedings and which do not otherwise give rise to an Event of Default and would not otherwise be reasonably expected to have a Material Adverse Effect;

(n)

any Security over cash paid into an escrow account by any third party, the Company or a member of the Nigeria Group pursuant to any customary deposit or retention of purchase price arrangements entered into pursuant to any Permitted Acquisition;

(o)

any Security arising automatically by operation of law in favour of any government authority or organisation in respect of taxes, assessments or governmental charges which are being contested by the Company or a member of the Nigeria Group in good faith by appropriate proceedings and which would not be reasonably expected to have a Material Adverse Effect and in respect of which the Company or a member of the Nigeria Group has made adequate reserves;

(p)

any cash collateral provided in respect of letters of credit or bank guarantees to the issuer of such letters of credit or bank guarantees to the extent the Financial Indebtedness in relation to which such letters of credit or bank guarantees relate is permitted under the Finance Documents;

(q)	any Security or Quasi-Security created with the prior written consent of the Agent (acting on the instruction of the Majority Lenders);
(r)	any Security provided by the Company to secure Priority Debt;
(s)

any Security or Quasi-Security to secure the performance of statutory obligations, trade contracts, insurance, surety or appeal bonds, workers compensation obligations, leases (including, without limitation, statutory and common law landlord's liens), performance bonds, surety and appeal bonds or other obligations of a like nature incurred (including to secure letters of credit issued to assure payment of such obligations) or in connection with bids, tenders, contracts or leases to secure licenses, public or statutory obligations, in each case, incurred in the ordinary course of trading or business;

(t)

any Security or Quasi-Security on cash, Cash Equivalent Investments or other property arising in connection with the defeasance, discharge or redemption of Financial Indebtedness in the ordinary course of such Financial Indebtedness provided that no Event of Default is continuing at the date such Security or Quasi-Security is granted;

(u)

any Security or Quasi-Security on specific items of inventory or other goods (and the proceeds thereof) of any person securing such person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v)

any Security or Quasi-Security on property or assets under construction (and related rights) in favour of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets provided that such Security or Quasi-Security is released as soon as reasonably practicable (taking into consideration any relevant local law limitations and formalities) upon the discharge or release in full of the obligations secured by such Security or Quasi-Security; and

(w)

any Security provided by the Company or a member of the Nigeria Group, securing indebtedness, the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by the Company or any member of the Nigeria Group under this paragraph) does not at any time exceed the greater of USD 100,000,000 (or its equivalent in other currencies) and 2.0% of the Total Assets at any time outstanding.

“Permitted Transaction” means:

(a)	any Financial Indebtedness incurred, guarantee or indemnity given, payment made, or other transaction arising, under the Finance Documents;
(b)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading or business of the Company or any member of the Nigeria Group on arm’s length terms; and

(c)	the solvent liquidation or sale, lease, license, transfer or other disposal of Nigeria Tower Interco B.V.

“Permitted Transferee” means:

(a)

any of African Tower Investment Limited, AIIF2 Towers Mauritius, ECP IHS (Mauritius) Limited, ECPIV-IHS Limited, ELQ Investors VIII Ltd, IFC Global Infrastructure Fund LP, International Finance Corporation, Korea Investment Corporation, Mobile Telephone Networks Netherlands BV, Towers One Limited, Towers Two Limited, Towers Three Limited, Emerging Capital Associates III LLC, ECP Manager LP, Ninety One Africa Private Equity Fund 2 LP, Ninety One Africa Frontier Private Equity Fund LP, Ninety One Fund Managers SA RF Proprietary Limited, Ninety One Africa Frontier Private Equity Associate Fund LP,  Nederlandse Financierings-Maatscha PPIJ voor Ontwikkelingslanden N.V., Oranje-Nassau Developpement SCA FIAR, UBC Services Inc. and Warrington Investment PTE Ltd or any of their successors;

(b)	any wholly-owned Subsidiary of any of the persons or entities listed in paragraph (a) above; and

(c)	any person agreed between the Company and the Agent (acting on the instructions of all Lenders),

and in each case, which is not a Restricted Party.

“Priority Debt” means any Financial Indebtedness incurred by a member of the IHS Group (other than the Company or a member of the Nigeria Group), provided that such Financial Indebtedness does not exceed the Priority Debt Cap.

“Priority Debt Cap” means the greater of USD 1,890,000,000 and 200% of EBITDA of the IHS Group.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the Financial Year of the Nigeria Group.

“Quarterly Financial Statements” has the meaning given to that term in Clause 21.1 (Financial Statements).

“Quasi-Security” has the meaning given to that term in Clause 23.9 (Negative Pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period, unless market practice differs in the Relevant Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks in relation to MPR, as the rate at which the relevant Reference Bank could borrow funds in the Relevant Market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means such banks as may agree with the Agent to act as a reference bank and as agreed with Holdco.

“Refinancing Facility” means any facility which refinances (a) any IHS Holding Facility or (b) another Refinancing Facility.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the Nigerian interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Repeating Representations” means Clauses 20.1 (Status) to 20.5 (Validity and admissibility in evidence), Clause 20.6 (Governing law and enforcement), paragraph (a) of Clause 20.9 (No Default), paragraph (f) of Clause 20.10 (No Misleading Information), Clause 20.11 (Financial

Statements) (other than paragraph (d)), Clause 20.15 (Good Title) and Clause 20.17 (Sanctions), Clause 20.18 (Anti-bribery and Corruption Laws) or Clause 20.22 (Tax Status).

“Replacement Benchmark” means a benchmark rate which is in relation to MPR:

(a)	formally designated, nominated or recommended as the replacement for MPR by:
(i)	the administrator of MPR (provided that the market or economic reality that such benchmark rate measures is the same as that measured by MPR); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and Holdco, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to MPR; or
(c)	in the opinion of the Majority Lenders and Holdco, an appropriate successor to MPR.

“Replacement Lender” has the meaning given to it in paragraph (a) of Clause 37.4 (Replacement of Lender).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Resolution Authority" means any body which has authority to exercise any Write-Down and Conversion Powers.

“Restricted Party” means a person that is:

(a)	listed on, or owned or controlled by a person listed on, or acting on behalf or at the direction of a person listed on, any Sanctions List;
(b)

located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf or at the direction of, a person located in or organised under the laws of a country or territory which is a Sanctioned Country; or

(c)

otherwise a target of Sanctions (target of Sanctions meaning a person with whom a US person or other legal or natural person subject to the jurisdiction or authority of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities without all appropriate licenses or exemptions issued by all applicable Sanctions Authorities).

“Rialto Senior Notes” means the senior notes issued by Holdco pursuant to the terms of the Rialto Senior Notes Indenture, together with any additional notes issued from time to time under the Rialto Senior Notes Indenture entered into by Holdco as issuer.

“Rialto Senior Notes Indenture” means the senior notes indenture dated 18 September 2019 in connection with the Rialto Senior Notes between, among others, Holdco as issuer and Citibank, N.A., London Branch as trustee, principal paying agent, transfer agent and registrar, as amended and supplemented by a first supplemental indenture dated 17 June 2021 between, among others, Holdco as Issuer and Citibank, N.A., London Branch as trustee, principal paying agent, transfer agent and registrar and as amended and supplemented from time to time.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan; and
(c)	made or to be made for the purpose of refinancing the maturing Loan.

“Sanctioned Country” means a country or territory which is, or whose government is, the subject or target of comprehensive country-wide or territory-wide Sanctions (being, at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Russia, Syria and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Crimea region of Ukraine).

“Sanctions” means the trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a)	the United States of America;
(b)	the United Nations;
(c)	the European Union;
(d)	the United Kingdom;
(e)	the Cayman Islands government, including pursuant to any sanctions legislation extended to the Cayman Islands by order of His Majesty in Council; and/or
(f)

the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury, the United States Department of State and His Majesty’s Treasury,

(together, the “Sanctions Authorities”).

“Sanctions Event” means the occurrence of any of the following events:

(a)

the representation under Clause 20.17 (Sanctions) or Clause 20.18 (Anti-Bribery and Corruption Laws) is or proves to be incorrect or misleading in any respect when made or deemed to be made by an Obligor; and/or

(b)	an Obligor fails to comply with any provision of Clause 23.17 (Sanctions) or Clause 23.18 (Anti-Bribery and Corruption and Anti-Money Laundering).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons List”, the “Sectoral Sanctions Identifications List” and the “List of Foreign Sanctions Evaders” maintained by the Office of Foreign Assets Control, the “Consolidated List of Financial Sanctions Targets” and the “Ukraine: list of persons subject to restrictive measures in view of Russia’s actions destabilising the situation in Ukraine” maintained by His Majesty’s Treasury, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Screen Rate Replacement Event” means:

(a)	the methodology, formula or other means of determining MPR has, in the opinion of the Majority Lenders and Holdco, materially changed;

(b)

(i)

(A)	the administrator of MPR or, its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of MPR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide MPR;

(ii)

the administrator of MPR publicly announces that it has ceased or will cease, to provide MPR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide MPR;

(iii)	the supervisor of the administrator of MPR publicly announces that MPR has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of MPR or its supervisor announces that MPR may no longer be used; or
(c)	the administrator of MPR determines that that MPR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and Holdco) temporary; or
(ii)	MPR is calculated in accordance with any such policy or arrangement for a period no less than three months; or
(d)	in the opinion of the Majority Lenders and Holdco, MPR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Security” means a mortgage, lien, pledge or charge or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Senior Notes” means

(a)	the Rialto Senior Notes; and
(b)	the Sierra Senior Notes.

“Senior Notes Indenture” means:

(a)	the Rialto Senior Notes Indenture; and
(b)	the Sierra Senior Notes Indenture.

“Sierra Senior Notes” means the senior notes issued by the Company pursuant to the terms of the Sierra Senior Notes Indenture, together with any additional notes issued from time to time under the Senior Notes Indenture entered into by the Company as issuer.

“Sierra Senior Notes Indenture” means the senior notes indenture dated 29 November 2021 in connection with the Sierra Senior Notes between, among others, the Company as issuer and Lucid Trustee Services Limited as trustee, as amended and supplemented from time to time.

“Specified Time” means a time determined in accordance with Schedule 7 (Timetables).

“Sponsor Affiliate” means an Affiliate of the Company provided that any direct or indirect shareholder of the Company shall not constitute a Sponsor Affiliate (save for a shareholder which owns, legally and beneficially, 50% plus one share or more of the shares in the Company).

“Subordinated Shareholder Loan” means any loan made by the Company, IHS Netherlands (Interco) Coöperatief U.A., a member of the IHS Group (other than any member of the Nigeria Group) or an Affiliate of the Company (other than any member of the Nigeria Group) to an Obligor, which is subordinated to the claims of the Finance Parties under this Agreement pursuant to the Subordination Agreement or otherwise on terms acceptable to the Agent (acting on the instruction of the Majority Lenders) and which will (in relation to any such loan entered into after the date of this Agreement) have a maturity date (howsoever described) falling after the Termination Date.

“Subordination Agreement” means the subordination agreement entered into on or around the date of this Agreement between, among others, Holdco, IHS (Nigeria) Limited, IHS Towers NG Limited, INT Towers Limited, IHS FinCo Management Limited, IHS Netherlands (Interco) Coöperatief U.A. and the Agent.

“Subsidiary” means, with respect to any specified person:

(a)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof);

(b)

any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such person or any Subsidiary of such person is a controlling general partner or otherwise controls such entity; or

(c)

any corporation, company, association, partnership, limited liability company or other business entity which is or is eligible to be consolidated in the financial statements of such person in accordance with IFRS.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of them) imposed or demanded by a governmental or other related authority.

“Termination Date” means the date falling 36 Months from the date of this Agreement:

“Total Assets” means the total assets of the IHS Group, calculated on a consolidated basis in accordance with IFRS, excluding all intra-group items and investments in any members of the IHS Group.

“Total Commitments” means the aggregate of the Commitments, being, at the date of this Agreement, NGN 44,000,000,000.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Nigeria Group arising in the ordinary course of trading of that member of the Nigeria Group which, in each case, is not (or will not be) outstanding for a period longer than 12 months from the date such instrument is issued.

“Transaction Costs” means all arm’s length, fair market and bona fide fees, commissions, costs and expenses, and stamp, registration and other Taxes incurred by the Company or any of its Affiliates (including any member of the Nigeria Group) in connection with:

(a)	the Facility, the Finance Documents, any Permitted Financial Indebtedness or any Permitted Acquisition; or
(b)	any IHS Holding Facility, the Nigeria Term Facility and any indebtedness or acquisition contemplated or permitted thereunder.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and Holdco.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UK” and “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories and possessions.

“Utilisation” means a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Request).

“VAT” means:

(a)	any tax imposed in compliance with European Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);
(b)

any tax imposed under the Value Added Tax Act Chapter VI, Laws of the Federation of Nigeria 2004 (as amended by the Companies Income Tax (Amendment) Act No. 11 of 2007, the Finance Act 2019, the Finance Act 2020 and the Finance Act 2021); and

(c)	any other tax of a similar nature, whether imposed in a Participating Member State in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-Down And Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:
(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)

the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Party, or any other person shall be construed so as to include its successors in title (including, for the avoidance of doubt, upon a merger or other corporate reorganisation of such person, the surviving entity following such merger or other corporate reorganisation), permitted assigns and permitted transferees;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Agent and Holdco;
(iii)	“assets” includes present and future properties, revenues and rights of every description;
(iv)

a Lender's “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated.
(vi)	a “group of Lenders” includes all the Lenders.

(vii)

“guarantee” means (other than in Clause 19 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	including means including without limitation and includes and included shall be construed accordingly;
(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(x)

“know your customer checks” is the identification checks that a Finance Party requests to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(xi)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which are binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xiii)	a currency is a reference to the lawful currency for the time being of the relevant country;
(xiv)	a provision of law is a reference to that provision as amended or re-enacted; and
(xv)	a time of day is a reference to London time.
(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	A Clause or a Schedule is a reference to a clause of or a schedule to this Agreement.
(d)	Section, Clause and Schedule headings are for ease of reference only.
(e)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)	A Default (including an Event of Default) is continuing if it has not been remedied or waived.
(g)	A Sanctions Event is continuing if it has not been remedied or waived (in accordance with Clause 37 (Amendments and Waivers).
(h)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with Holdco.

1.3	Currency Symbols and Definitions

“$”, “USD” and “Dollars” denote the lawful currency of the United States of America and “NGN” and “Naira” denote the lawful currency of Nigeria.

1.4	Dutch Terms

In this Agreement, where it relates to a Dutch person or the context so requires, a reference to:

(a)	The Netherlands means the European part of the Kingdom of the Netherlands and Dutch means in or of The Netherlands;
(b)	works council means each works council (ondernemingsraad) or central or groups works council (central of groeps ondernemingsraad) having jurisdiction over that person;
(c)

a necessary action to authorise includes any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden), followed by a positive advice (advies) from the works council of that person;

(d)	financial assistance includes any act contemplated by Section 2:98c of the Dutch Civil Code;
(e)

constitutional documents means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(f)

a security interest or security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(g)	a winding-up, administration or dissolution includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(h)	a moratorium includes surseance van betaling and a moratorium is declared includes surseance verleend;
(i)	any procedure or step taken in connection with insolvency proceedings includes that person having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990);
(j)	a liquidator includes a curator;
(k)	an administrator includes a bewindvoerder, a herstructureringsdeskundige or an observator;
(l)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and
(m)	an attachment includes a beslag.

1.5	Nigerian Credit Risk Management
(a)	Each Borrower hereby authorizes the Agent to:
(i)

obtain and retain on the CBN’s Credit Risk Management System (“CRMS”) or any replacement thereof, all information relating to the Borrower’s tax identification number, status of indebtedness as well as all information relating to the bank verification number and status of indebtedness of the directors of the Borrower provided that such information shall be retained only to the extent mandatorily required by the CBN;

(ii)

report any non-repayment of the Facility, which is an Event of Default that is continuing, to the CBN through the CRMS) or by any other means prescribed by the CBN, and request the CBN to exercise its regulatory power to direct all Nigerian banks and other financial institutions under its regulatory purview to set-off the Borrower’s indebtedness from any money standing to the credit of the Borrower in any bank account and from any other financial assets any bank may be holding for the Borrower’s benefit (the “CBN Right of Set-Off”) provided that the CBN Right of Set-Off shall not apply to any bank account, funds or assets over which security has been created by the Borrower in favour of any person prior to the date of this Agreement.

(b)

Subject to paragraph (a)(ii) above, each Borrower undertakes that the CBN shall have power to set off its indebtedness under this Agreement from all such monies and funds standing to its credit or benefit in any and all such accounts or from any other beneficial assets belonging to it and in the custody of any Nigerian bank.

(c)

Each Borrower waives any right of confidentiality and irrevocably and unconditionally agrees to fully indemnify the Lenders and the CBN for any loss reasonably incurred in the course of exercising the CBN Right of Set-Off.

1.6	Exchange Rate Fluctuations and Baskets

When applying any baskets, monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Default under the Finance Documents, the equivalent to an amount in USD as on the date of the relevant member of the Nigeria Group incurring or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or other relevant action shall be applicable. No Event of Default or breach of any representation and warranty or undertaking under the Finance Documents shall arise merely as a result of a subsequent change in the USD equivalent. The exchange rates used pursuant to this Clause 1.6 and in the calculation of Net Financial Indebtedness shall be the spot rate of NAFEX as at the date of calculation or, if the spot rate of NAFEX is not available as at the date of calculation, any publicly available spot rate of exchange selected by the Agent (acting reasonably) provided that if Holdco so requires, the Agent and Holdco shall enter into good faith negotiations (for a period of not more than 30 days) with a view to agreeing a substitute publicly available spot rate of exchange.

1.7	Third-Party Rights
(a)

Except to the extent stated otherwise in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to amend, rescind or vary this Agreement or any Finance Document at any time.

1.8	Certificates

Where any person gives a certificate on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate being incorrect save where such individual acted fraudulently or recklessly in giving such certificate (in which case any liability of such individual shall be determined in accordance with applicable law).

1.9	Electronic Signatures

The Parties acknowledge and agree that they may execute the Finance Documents and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on any Finance Document shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating such Finance Document, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

Section 2

The Facility

2.	The Facility
2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers an NGN revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Increase
(a)	Holdco may by giving prior notice to the Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:
(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 7.5 (Right of Cancellation in Relation to a Defaulting Lender);
(ii)	the Commitments of a Lender in accordance with:
(A)	Clause 7.1 (Mandatory Prepayment – Illegality); or
(B)	paragraph (a) of Clause 7.4 (Right of Cancellation and Repayment in Relation to a Single Lender);

request that the Commitments relating to the Facility be increased (and the Commitments relating to the Facility shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments relating to the Facility so cancelled as follows:

(C)

the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (each an “Increase Lender”) selected by Holdco and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.2 without the prior consent of that Party);

(D)

each Obligor and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as each Obligor and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(E)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(F)	the Commitments of the other Lenders shall continue in full force and effect; and
(G)

any increase in the Commitments relating to the Facility shall take effect on the date specified by Holdco in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to the Facility will only be effective on:
(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and
(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify Holdco and the Increase Lender.

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

Holdco shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)	Holdco may pay (or procure the payment) to the Increase Lender a fee in the amount and at the times agreed between Holdco and the Increase Lender in a Fee Letter.
(f)

Each Party shall co-operate to ensure that, on and following the date on which any increase in Commitments is effective, the proportion of the aggregate amount of all Loans under the affected Facility which each Lender holds is the same as the proportion which the Commitment of each Lender at such time bears to the Total Commitments.

(g)	Clause 25.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:
(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)	the “New Lender” were references to that “Increase Lender”; and
(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.
2.3	Additional Increase
(a)

Holdco may, by delivery of an Additional Increase Notice to the Agent, request that the Total Commitments be increased (and the Total Commitments shall be so increased) as described in, and in accordance with, this Clause 2.3.

(b)	Each increase in Total Commitments requested by Holdco pursuant to an Additional Increase Notice is subject to the following conditions:
(i)

the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (each an “Additional Increase Lender”) selected by Holdco and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.3 without the prior consent of that Party);

(ii)	the Agent receives the Additional Increase Notice by no later than the date falling 12 months from the date of this Agreement;
(iii)	the amount of each increase of the Commitments under this Clause 2.3 shall:
(A)	be for a minimum amount of NGN 4,400,000,000; and
(B)	not at any time exceed an amount that would result in the Total Commitments exceeding NGN 55,000,000,000 (or any other amount agreed to by the Agent acting on the instruction of all Lenders);
(iv)	Holdco may not deliver more than five Additional Increase Notices under this Clause 2.3 (Additional Increase);
(v)	no amendment shall be made to the Termination Date;
(vi)	no Default is continuing or would result from the proposed increase in the Commitments, in each case on the date of the Additional Increase Notice or on the Additional Increase Date; and
(vii)	in respect of each Additional Increase Lender:
(A)	the Agent has received and executed a duly completed Additional Increase Confirmation from the relevant Additional Increase Lender; and
(B)

in relation to an Additional Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Additional Increase Lender, the completion of which the Agent shall promptly notify Holdco and the Additional Increase Lender.

(c)

Each increase in the Total Commitments and the assumption of the additional Commitments by the Additional Increase Lenders will take effect on the date (the “Additional Increase Date”) which is the later of:

(i)	the date specified by Holdco in the relevant Additional Increase Notice; or
(ii)	the date on which all of the conditions set out in paragraph (b) above in respect of such increase are satisfied.
(d)	On and from the Additional Increase Date:
(i)	the Total Commitments will be increased by the Additional Increase Amount;
(ii)

each Additional Increase Lender will assume all the obligations of a Lender in respect of the additional Commitments specified in the Additional Increase Confirmation of that Additional Increase Lender;

(iii)

each Obligor and any Additional Increase Lender which is not a Lender immediately prior to the Additional Increase Date shall assume obligations towards one another and/or acquire rights against one another as each Obligor and the Additional Increase Lender would have assumed and/or acquired had the Additional Increase Lender been an Original Lender;

(iv)

each Additional Increase Lender which is not a Lender immediately prior to the Additional Increase Date shall become a Party as a “Lender” and any such Additional Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Additional Increase Lender and those Finance Parties would have assumed and/or acquired had the Additional Increase Lender been an Original Lender; and

(v)	the Commitments of the other Lenders shall continue in full force and effect.
(e)

Each Additional Increase Lender, by executing the Additional Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(f)

The Additional Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 25.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 25.6 (Procedure for transfers) and if the Additional Increase Lender was a New Lender.

(g)

Holdco shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.3.

(h)

Holdco may pay (or procure the payment) to the Additional Increase Lender a fee in the amount and at the times agreed between Holdco and the Additional Increase Lender in a letter between Holdco and the Additional Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (h).

(i)	No Lender shall be under any obligation to execute any Additional Increase Confirmation.
(j)	Clause 25.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Additional Increase Lender as if references in that Clause to:
(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)	the “New Lender” were references to that “Additional Increase Lender”; and
(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.
2.4	Finance Parties’ Rights and Obligations
(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt, in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under the Finance Documents.
2.5	Obligors’ Agent
(a)

Each Obligor (other than Holdco) by its execution of this Agreement or an Accession Deed irrevocably appoints Holdco (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

Holdco on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to Holdco,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	Purpose
3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards the following purposes:

(a)

general corporate purposes of the Nigeria Group including, but not limited to, the financing of (a) working capital requirements of the Nigeria Group (b) the purchase price of any acquisition from time to time and any related fees, costs and expenses;

(b)	the financing of any capital expenditure; and
(c)	the payment of any Transaction Costs.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation
4.1	Initial Conditions Precedent
(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Loan if on or before the Utilisation Date for that Loan the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent), in form and substance satisfactory to the Majority Lenders and each Original Lender and/or each Affiliate of an Original Lender that has become a Lender after the date of this Agreement but prior to the date of delivery of that first Utilisation Request (the “Relevant Lenders”) (or the receipt of such documents and evidence has been waived by the Relevant Lenders). The Agent shall notify Holdco promptly on the Relevant Lenders being so satisfied.

(b)

Other than to the extent that the Relevant Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders and the Arrangers authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further Conditions Precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Loan, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of:
(i)	a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan; and
(ii)	any other Loan, no Default is continuing or would result from the proposed Loan; and
(b)	the Repeating Representations are correct in all material (except where that representation and warranty is already qualified by materiality under Clause 20 (Representations and warranties)) respects, in each case unless such requirement has been waived with the consent of Majority Lenders, but subject always to paragraph (a) of Clause 37.2 (Exceptions) (other than sub-paragraph (xiv) of paragraph (a) of Clause 37.2 (Exceptions)) which waiver of such matters shall require the consent of all Lenders.

4.3	Maximum Number of Loans
(a)	No Utilisation Request may be given if, as a result of the proposed Utilisation:
(i)	prior to any increase in the Commitments which takes effect in accordance with Clause 2.3 (Additional Increase), more than ten Loans would be outstanding; or
(ii)	after any increase in the Commitments which takes effect in accordance with Clause 2.3 (Additional Increase), more than 12 Loans would be outstanding.

Section 3

Utilisation

5.	Utilisation – Loans
5.1	Delivery of a Utilisation Request

A Borrower (or Holdco on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans
(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the Borrower;
(ii)	the proposed Utilisation Date is a Business Day within the Availability Period;
(iii)	the currency and amount of the Loan comply with Clause 5.3 (Currency and Amount); and
(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods).
(b)	Multiple Loans may be requested in the first Utilisation Request. Only one Loan may be requested in each subsequent Utilisation Request.
5.3	Currency and Amount
(a)	The currency specified in a Utilisation Request must be NGN.
(b)	The amount of the proposed Utilisation must be set in NGN and must be:
(i)	a minimum of NGN 4,400,000,000 and an integral multiple of NGN 2,200,000,000 or, if less, the Available Facility; or
(ii)	such other amount as the Agent may Agree,

and, in any event, such that it is less than or equal to the Available Facility.

5.4	Lenders’ Participation
(a)

The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 31.1 (Payments to the Agent) in each case by the Specified Time.

(b)

If the conditions set out in this Agreement have been met, and subject to Clause 6.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(c)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

Section 4

Repayment, Prepayment and Cancellation

6.	Repayment
6.1	Repayment of Loans
(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.
(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:
(i)	one or more Loans are to be made available to a Borrower:
(A)	on the same day that any maturing Loans are due to be repaid by that Borrower; and
(B)	in whole or in part for the purpose of refinancing the maturing Loans; and
(ii)

the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless Holdco notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loans so that:

(C)	if the aggregate amount of the maturing Loans exceeds the aggregate amount of the new Loans:
(1)	the relevant Borrower will only be required to make a payment under Clause 31.1 (Payments to the Agent) in an amount equal to that excess; and
(2)

each Lender’s participation in the new Loans will be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Loans and that Lender will not be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(D)	if the aggregate amount of the maturing Loans is equal to or less than the aggregate amount of the new Loans:
(1)	the relevant Borrower will not be required to make a payment under Clause 31.1 (Payments to the Agent); and
(2)

each Lender will be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loans and the remainder of that Lender’s participation in the new Loans will be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Loans.

7.	Illegality, Voluntary Prepayment and Cancellation
7.1	Illegality

If in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)	upon the Agent notifying Holdco, each Available Commitment of that Lender will be immediately cancelled; and
(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 37.4 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified Holdco or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Voluntary Cancellation
(a)

Holdco may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) notice, cancel the whole or any part (being a minimum amount of NGN 8,800,000,000 and, if more, in integral multiples of NGN 2,200,000,000) of the Available Facility.

(b)	Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under the Facility.
7.3	Voluntary Prepayment of Loans
(a)

A Borrower may, if it (or Holdco on its behalf) gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of NGN 8,800,000,000).

(b)	Any prepayment of a Loan under this Clause 7.3 shall be applied pro rata to each Lender’s participation in that Loan.
7.4	Right of Cancellation and Repayment in Relation to a Single Lender
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 14.2 (Tax Gross-Up);
(ii)	any Lender claims indemnification from an Obligor under Clause 14.3 (Tax Indemnity) or Clause 15.1 (Increased Costs); or
(iii)	any Lender becomes a Non-Consenting Lender,

Holdco may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after Holdco has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by Holdco in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

7.5	Right of Cancellation in Relation to a Defaulting Lender
(a)

If any Lender becomes a Defaulting Lender, Holdco may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.
(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
8.	Mandatory Prepayment
8.1	Change of Control
(a)	Upon the occurrence of a Change of Control:
(i)

a Lender shall not be obliged to fund a Loan (other than a Rollover Loan, but only if, as at the Utilisation Date for that Rollover Loan, the relevant Lender has not given a Prepayment Notice to the Agent under paragraph (iii) below);

(ii)	Holdco shall (and any Lender may) promptly notify the Agent upon becoming aware of that Change of Control; and
(iii)

each Lender shall be individually entitled to cancel its Commitments and require repayment of all of its share of the Utilisations and payment of all amounts owing to it under the Finance Documents, by notification to the Agent (a “Prepayment Notice”) within 20 Business Days of Holdco notifying the Agent of the Change of Control, whereupon the Agent must, by not less than 30 days’ notice to Holdco:

(A)	cancel the undrawn Commitments of such Lender; and
(B)

declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon all such outstanding amounts will become immediately due and payable.

(b)

If Lender has not provided a Prepayment Notice within 20 Business Days of Holdco notifying the Agent of such Change of Control in accordance with this Clause 8.1 in respect of that Change of Control, that Lender shall not be able to cancel its Commitments or require repayment of its share of the Loans and the prepayment of any other amount owing to it under the Finance Documents pursuant to this Clause 8.1.

8.2	Sanctions
(a)	Without prejudice to Clause 7.1 (Illegality), upon the occurrence of a Sanctions Event:
(i)	Holdco shall (and any Lender may) promptly notify the Agent upon becoming aware of that Sanctions Event;

(ii)	as long as that Sanctions Event is continuing, a Lender shall not be obliged to fund a Loan; and
(iii)

as long as that Sanctions Event is continuing, each Lender shall be individually entitled to cancel its Commitments and require repayment of all of its share of the Utilisations and payment of all amounts owing to it under the Finance Documents, by notification to the Agent no later than 15 Business Days after Holdco has provided notice to the Agent of such Sanctions Event, whereupon the Agent must, by not less than 20 days’ notice to Holdco:

(A)	cancel the undrawn Commitments of such Lender; and
(B)

declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon all such outstanding amounts will become immediately due and payable.

9.	Restrictions
9.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2	Interest and other Amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3	Reborrowing of Facility

Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

9.4	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.5	No Reinstatement of Commitments

Subject to Clause 2.2 (Increase) and Clause 2.3 (Additional Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.6	Agent’s Receipt of Notices

If the Agent receives a notice under Clause 7 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to the affected Lender or Holdco, as relevant.

9.7	Effect of Repayment and Prepayment on Commitments

If all or part of any Lender’s participation in a Loan under the Facility is repaid or prepaid and is not available for reborrowing (other than by operation of Clause 4.2 (Further conditions precedent), an amount of that Lender’s Commitments (equal to the amount of the participation which is repaid or prepaid) under the Facility will be deemed to be cancelled on the date of repayment or prepayment.

9.8	Application of Prepayments

Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Right of Cancellation and Repayment in Relation to a Single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

Section 5

Costs of Utilisation

10.	Interest
10.1	Calculation of Interest
(a)	Subject to paragraph (b) below, the rate of interest on each Loan for each Interest Period is
(i)

in respect of each Interest Period commencing during the period from (and including) the date of this Agreement until (but excluding) the Margin Toggle Date, the percentage rate per annum which is the Margin; and

(ii)

in respect of each Interest Period commencing during the period from (and including) the Margin Toggle Date until (but excluding) the Termination Date, the percentage rate per annum which is the aggregate of the applicable:

(A)	Margin; and
(B)	MPR.
(b)

Other than where Clause 12.3 (Cost of Funds) applies pursuant to Clause 12.2 (Market Disruption) and notwithstanding any other provision of this Agreement (and without prejudice to Clause 10.3 (Default Interest)), if the rate of interest for a Loan for any Interest Period:

(i)	is less than 18.0%, the rate of interest for that Loan for that Interest Period shall be deemed to be 18.0%; and
(ii)	is more than 24.0%, the rate of interest for that Loan for that Interest Period shall be deemed to be 24.0%.
10.2	Payment of Interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

10.3	Default Interest
(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4	Notification of Rates of Interest
(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or Holdco) of the determination of a rate of interest under this Agreement.
(b)	The Agent shall promptly notify the relevant Borrower (or Holdco) of each Funding Rate relating to a Loan.
(c)	This Clause 10.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.
11.	Interest Periods
11.1	Interest Periods
(a)	Subject to paragraphs (b) and (c) below, each Interest Period shall be three months.
(b)

An Interest Period for a Loan shall not extend beyond the Termination Date and that Interest Period shall instead end on the Termination Date (or the preceding Business Day, if the Termination Date is not a Business Day).

(c)	If the Margin Toggle Date falls during the Interest Period for a Loan, that Interest Period will instead end on the Margin Toggle Date.
(d)	Each Interest Period for a Loan shall start on its Utilisation Date.
(e)	A Loan has one Interest Period only.
11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar Month (if there is one) or the preceding Business Day (if there is not).

12.	Changes to the Calculation of Interest
12.1	Unavailability of MPR

Subject to paragraph (b) of Clause 10.1 (Calculation of Interest) and solely in respect of an Interest Period commencing during the period from (and including) the Margin Toggle Date to the Termination Date:

(a)

Reference Bank Rate: If MPR for the Interest Period of a Loan is not available, the applicable MPR shall be the Reference Bank Rate as of the Specified Time for a period equal in length to the Interest Period of that Loan.

(b)

Cost of funds:  If paragraph (a) above applies but no Reference Bank Rate is available for the relevant Interest Period there shall be no MPR for that Loan and Clause 12.3 (Cost of funds) shall apply to that Loan for that Interest Period.

12.2	Market Disruption
(a)	If a Market Disruption Event occurs, then Clause 12.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

(b)

In this Agreement, a “Market Disruption Event” shall occur in respect of a Loan where, before close of business in London on the Quotation Day for the relevant Interest Period of that Loan, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50% of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the applicable MPR.

(c)

If a Market Disruption Event occurs and the Agent or Holdco so requires, the Agent and Holdco shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(d)	Any alternative basis agreed pursuant to paragraph (c) above shall, with the prior consent of the Majority Lenders, be binding on all Parties.
12.3	Cost of Funds
(a)

Subject to paragraph (b) of Clause 10.1 (Calculation of Interest), if this Clause 12.3 applies to a Loan for an Interest Period, the rate of interest for that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and
(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable but in any event within five Business Days before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan,

(b)	If this Clause 12.3 applies pursuant to Clause 12.2 (Market Disruption) and:
(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than the applicable MPR; or
(ii)	a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the applicable MPR.

(c)

If this Clause 12.3 applies pursuant to paragraph (b) of Clause 12.1 (Unavailability of MPR) but any Lender does not supply a rate to the Agent by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

(d)	If this Clause 12.3 applies the Agent shall, as soon as is practicable, notify Holdco.
12.4	Break Costs
(a)

Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by Holdco or the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue, a copy of which shall be provided to Holdco.

13.	Fees
13.1	Commitment fee
(a)	Holdco shall pay (or procure there is paid) to the Agent (for the account of each Lender) a commitment fee computed at the rate of 1% per annum on that Lender’s Available Commitment.
(b)	The commitment fee shall accrue on a daily basis for each day on which the Available Facility is greater than zero, from and including the date of this Agreement.
(c)

The accrued commitment fee is payable on the last day of each successive period of three Months commencing on or after the date of this Agreement and ending during the Availability Period, on the last day of the Availability Period, and, if cancelled in full, on the cancelled amount of a Lender’s Commitment at the time the cancellation is effective.

13.2	Underwriting fee

Holdco shall pay (or procure there is paid) to the Arrangers commission charges for underwriting services in the amount and at the times agreed in a Fee Letter.

13.3	Supplemental Agency fee

Holdco shall pay (or procure there is paid) to the Lenders a supplemental agency fee in the amount and at the times agreed in any Fee Letter(s).

13.4	Agent fee

Holdco shall pay (or procure there is paid) to the Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

Section 6

Additional Payment Obligations

14.	Taxes
14.1	Tax Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax Gross-Up) or a payment under Clause 14.3 (Tax Indemnity).

Unless a contrary indication appears, in this Clause 14 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

14.2	Tax Gross-Up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)

Holdco and each other Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify Holdco.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction if on the date on which the payment falls due that Obligor is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)	Each Lender and each Obligor shall co-operate in completing any procedural formalities necessary for each Obligor to obtain authorisation to make that payment without a Tax Deduction.
14.3	Tax Indemnity
(a)

Holdco shall within five Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 14.2 (Tax Gross-Up);
(B)	would have been compensated for by an increased payment under Clause 14.2 (Tax Gross-Up) but was not so compensated solely because paragraph (d) of Clause 14.2 (Tax Gross-Up) applied;
(C)	is compensated for under any other provision of this Agreement;
(D)	is in respect of an amount of (i) stamp duty, registration or other similar Tax or (ii) VAT (which shall be dealt with in Clause 14.5 (Stamp taxes) and Clause 14.6 (VAT) respectively);
(E)	relates to a FATCA Deduction required to be made by a Party;
(F)	is suffered or incurred as a result of any Finance Party having a substantial interest (aanmerkelijk belang) in an Obligor as defined in the Dutch Income Tax Act (Wet inkomstenbelasting 2001).
(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify Holdco.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4	Tax Credits

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)

a Tax Credit is attributable to and identifiable by the relevant Finance Party as, an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Stamp Taxes

Holdco shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, other than a cost, loss or liability in relation to such stamp duty, registration or similar Tax, incurred by a Finance Party in respect of a transfer or assignment of its rights and/or obligations under a Finance Document.

14.6	VAT
(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient” under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this subparagraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 14.6 to any Party shall, at any time when such Party is treated as a member of a group (including but not limited to any fiscal unities) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making or receiving the supply (as the case may be) under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8	FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify Holdco and the Agent and the Agent shall notify the other Finance Parties.

15.	Increased Costs
15.1	Increased Costs
(a)

Subject to Clause 15.3 (Exceptions) Holdco shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:
(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2	Increased Cost Claims
(a)

A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify Holdco.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost provided that such Finance Party shall not be required to disclose any information where disclosure of such information would breach any law or regulation to which such Finance Party is subject) confirming the amount of its Increased Costs.

15.3	Exceptions
(a)	Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)	attributable to a FATCA Deduction required to be made by a Party;
(iii)

compensated for by Clause 14.3 (Tax Indemnity) (or would have been compensated for under Clause 14.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax Indemnity) applied);

(iv)	in respect of an amount of (i) stamp duty, registration or other similar Tax or (ii) VAT (which shall be dealt with in 14.5 (Stamp taxes) and Clause 14.6 (VAT) respectively);
(v)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (or, if later, the date it became a Party to this Agreement) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(vi)

attributable to implementation or application of, or compliance with, Basel III or CRD IV other than to the extent that Basel III or CRD IV are amended following the date of this Agreement and such amendments are not contemplated as at the date of this Agreement;

(vii)	attributable to the wilful breach by any Finance Party or its Affiliates of any law or regulation or the terms of any Finance Document;
(viii)

attributable to a change (whether in the rate basis, timing or otherwise) of Tax on the overall net income of the Finance Party (or any Affiliate of it) making such claim or of the branch or office through which it lends the Loan; or

(ix)

attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) making such claim by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it; or

(x)	not notified to the Agent or Holdco.
(b)	In this Clause 15.3:
(i)	A reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Tax Definitions);
(ii)	“Basel III” means:
(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking

Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
(iii)	“CRD IV” means:
(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

16.	Other Indemnities
16.1	Currency Indemnity
(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2	Other Indemnities

Holdco shall (or shall procure that an Obligor will) within five Business Days of demand indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing Among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by Holdco or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or Holdco.
16.3	Indemnity to the Agent
(a)	Holdco shall promptly indemnify the Agent against:
(i)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(A)	investigating any event which it reasonably believes is a Default;
(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and
(ii)

any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.11 (Disruption to Payment Systems Etc), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

17.	Mitigation by the Lenders
17.1	Mitigation
(a)

Each Finance Party shall, in consultation with Holdco, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Taxes) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
17.2	Limitation of Liability
(a)	Holdco shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
18.	Costs and Expenses
18.1	Transaction Expenses

Holdco shall within ten Business Days of demand pay the Agent, the Arrangers and the Original Lenders the amount of all reasonable costs and expenses including legal fees (pre-agreed by Holdco and subject to caps (if any)) properly incurred by any of them in relation to the arrangement, negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and
(b)	any other Finance Document entered into after the date of this Agreement,

provided that, any costs and expenses of any relevant Party which, when taken together with all other costs and expenses of a similar nature incurred by that Party, are in excess of USD 10,000 (or its equivalent in any other currency or currencies) shall have been pre-agreed with Holdco.

18.2	Amendment Costs

If (a) an Obligor requests an amendment, waiver or consent, or (b) an amendment is required pursuant to Clause 31.10 (Change of Currency); or (c) any amendment or waiver is contemplated or agreed pursuant to Clause 37.3 (Changes to Reference Rates), Holdco shall, within 10 Business Days of demand, reimburse the Agent for the amount of all third-party costs and expenses (including, but not limited to, legal fees (subject to caps (if any))) properly incurred by the Agent in responding to, evaluating, negotiating or complying with or implementing that request, requirement or amendment or waiver (whether actual or contemplated).

18.3	Enforcement costs

Holdco shall, within 10 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document.

Section 7

Guarantee

19.	Guarantee and Indemnity
19.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s payment obligations under the Finance Documents;
(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of Defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Nigeria Group;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.
19.8	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)	to be indemnified by an Obligor;
(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;
(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or
(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment Mechanics).

19.9	Release of Guarantors’ Right of Contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.10	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

Section 8

Representations, Undertakings and Events of Default

20.	Representations and Warranties

Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party at the times specified in Clause 20.23 (Times when Representations made).

20.1	Status
(a)	Other than in relation to the Company, it is a limited liability company, duly incorporated and existing under the laws of its jurisdiction of its incorporation.
(b)	In the case of the Company, it is an exempted company registered by way of continuation with limited liability, validly existing and in good standing under the laws of the Cayman Islands.
(c)	Each member of the Nigeria Group is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
(d)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
20.2	Binding Obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

20.3	Non-Conflict with Other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with:

(a)	any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)	any agreement or instrument binding upon it or any of its assets, to an extent which has or would reasonably be expected to have a Material Adverse Effect.
20.4	Power and Authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each of the Finance Documents to which it is a party or will be a party and to carry out the transactions contemplated by those Finance Documents.

20.5	Validity and Admissibility in Evidence
(a)	All Authorisations required by it in order:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and
(ii)

to make the Finance Documents to which it is a party, subject to the Legal Reservations and the requirement to stamp the Finance Documents in Nigeria, admissible in evidence in the jurisdiction of its incorporation, have been obtained or effected and are, subject to the Legal Reservations, in full force and effect.

(b)

All Authorisations necessary for the conduct of the ordinary course of trading or business of members of the Nigeria Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations would be reasonably expected to have a Material Adverse Effect.

20.6	Governing Law and Enforcement
(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents as expressed in such Finance Document will be recognised in its jurisdiction of incorporation.
(b)

Subject to the Legal Reservations, any arbitral award or judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

20.7	Filing and Stamp Taxes

Under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for:

(a)	payment of stamp duty under the Stamp Duties Act, Chapter S8, Laws of the Federation of Nigeria 2004; and
(b)

any stamping, filing, recording or enrolling or any tax or fee payable in connection with any Finance Documents that is executed in or brought to the Cayman Islands or produced before a court in the Cayman Islands, provided that, for the avoidance of doubt, this Clause 20.7 shall not apply in respect of any stamp duty, registration or similar tax payable in respect of any assignment or transfer pursuant to Clause 25 (Changes to the Lenders).

20.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document other than the obligation of the Borrowers to deduct withholding tax on account of Nigerian withholding tax on interest from interest payments under this Agreement (but for the avoidance of doubt, any amounts so withheld from interest payments shall be grossed up pursuant to Clause 14.2 (Tax Gross-Up)).

20.9	No Default
(a)

No Event of Default has occurred (or, when this representation is made on the date of this Agreement and the first Utilisation Date only, no Default has occurred) and is continuing or is reasonably likely to result from the making of any Loan or the entry into or the performance of, or any transaction contemplated by, any Finance Document.

(b)

No other event has occurred and is continuing which constitutes a default (howsoever described or defined) under any other agreement or instrument which is binding on it or any member of the Nigeria Group or to which its (or any member of the Nigeria Group’s) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

20.10	No Misleading Information

Save as disclosed in writing to the Agent or the Arrangers prior to the date of this Agreement:

(a)

any written factual information provided by or on behalf of the Company or a Nigeria Group member contained in the Financial Plan was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)

the Financial Plan has been prepared in accordance with IFRS, and the financial projections contained in the Financial Plan are fair and based on reasonable assumptions and have been approved by the board of directors of Holdco;

(c)

any financial projection or forecast contained in the Financial Plan has been prepared on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

(d)

the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Financial Plan were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(e)

to the best of its knowledge and belief, no event or circumstance has occurred or arisen and no information has been omitted from the Financial Plan and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Financial Plan being untrue or misleading in any material respect; and

(f)

all other written factual information provided by or on behalf of any member of the Nigeria Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

20.11	Financial Statements
(a)	The Annual Financial Statements (together with the notes thereto) most recently delivered pursuant to paragraph (a) of Clause 21.1 (Financial Statements):
(i)	give a true and fair view of the consolidated financial position of the Company and its Subsidiaries as at the date to which they were prepared and for the Financial Year then ended; and
(ii)	were prepared in accordance with IFRS consistently applied.
(b)	The financial statements most recently delivered pursuant to paragraph (b) of Clause 21.1 (Financial Statements):
(i)

fairly represent the combined and/or consolidated financial position of INT Towers, IHS Nigeria and ITNG (as applicable) and their respective Subsidiaries as at the date to which they were prepared and for the Financial Year then ended; and

(ii)	were prepared on a basis consistent with IFRS (to the extent appropriate in the context of such accounts).

(c)	The Quarterly Financial Statements most recently delivered pursuant to paragraph (c) of Clause 21.1 (Financial Statements):
(i)	fairly represent the consolidated financial position of the Company and its Subsidiaries as at the date to which they were prepared and for the Financial Quarter to which they relate; and
(ii)	were prepared on a basis consistent with IFRS (to the extent appropriate in the context of such accounts).
(d)	The financial statements (other than in relation to any pro forma calculations) delivered pursuant to Clause 4.1 (Initial Conditions Precedent);
(i)

give a true and fair view of the consolidated financial position of the Company and its Subsidiaries as at the date to which they were prepared and for the relevant period (in respect of the audited financial statements) and fairly represent the consolidated financial position of the Nigeria Group as at the date to which they were prepared and for the period to which they relate (in respect of other financial statements); and

(ii)	were prepared in accordance with IFRS consistently applied.
20.12	No Litigation

No litigation, arbitration or administrative proceedings or investigation of or before any court, arbitral body or agency which, if adversely determined, would be reasonably likely to have a Material Adverse Effect has been started or, to the best of its knowledge, is threatened, has been started or is pending against it or any member of the Nigeria Group.

20.13	No Breach of Laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

20.14	Pari Passu Ranking

The payment obligations of each Obligor under the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness except indebtedness preferred by laws of general application.

20.15	Good Title

Save for filings with respect to tower sites at the Land Registries in Nigeria, it and each member of the Nigeria Group has good, valid and marketable title to, or valid leases or licences of, or is otherwise entitled to use, the assets necessary to carry on its business as presently conducted, where failure to do so would be reasonably expected to have a Material Adverse Effect.

20.16	Nigeria Group Structure and Subsidiaries

The Nigeria Group Structure Chart is true and accurate in all respects and shows the structure of the Nigeria Group and Holdco’s direct and indirect shareholders up to and including the Company, as at the date of this Agreement, in each case, other than any minimal nominal shareholdings required by law and ignoring any manifest error.

20.17	Sanctions
(a)	No member of the Nigeria Group, nor any of its Subsidiaries, joint venture entities, directors, officers or employees nor, to the knowledge of it, any persons acting on its behalf:

(i)	is a Restricted Party;
(ii)	has received notice of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority;
(iii)	has been engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or
(iv)	has been engaged, directly or indirectly, in any trade, business or other activities with or for the benefit of any Restricted Party or which is in breach of any Sanctions.
(b)

Subject to paragraph (c) below, any representation made or deemed to be made pursuant to paragraph (a) shall not apply to any person or for the benefit of a Finance Party if and to the extent that giving, complying with or receiving the benefit of (as applicable) such representation results in a breach of any applicable Blocking Law.

(c)

In relation to each Finance Party that notifies the Agent and Holdco to this effect, any provision of or representation made or deemed to be made pursuant to paragraph (a) that results in that Finance Party breaching any applicable Blocking Law will continue to apply for the benefit of that Finance Party notwithstanding such breach, and accordingly paragraph (b) will not apply to that Finance Party to this degree.

20.18	Anti-Bribery and Corruption Laws
(a)

Each member of the Nigeria Group has implemented policies and procedures designed to promote and achieve compliance by it and its respective directors, officers and employees with Anti-Corruption Laws.

(b)	To the best of its knowledge, it has conducted its businesses in compliance with Anti-Corruption Laws.
20.19	Environmental Laws
(a)

Each member of the Nigeria Group is in compliance with Clause 23.22 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which would be reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Nigeria Group where that claim would be reasonably likely, if adversely determined, to have a Material Adverse Effect or a material adverse impact on the implementation or operation of the business of the Nigeria Group in accordance with the Performance Standards.

20.20	No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

20.21	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 24.8 (Insolvency Proceedings); or
(b)	creditors’ process described in Clause 24.9 (Creditors’ Process),

has been taken or, to the knowledge of it (having made due and careful enquiry), threatened in relation to the Company or a member of the Nigeria Group and none of the circumstances described in Clause 24.7 (Insolvency) applies to the Company or a member of the Nigeria Group.

20.22	Tax Status

No notice under Article 36 of the Tax Collection Act (Invorderingswet 1990) has been given by any member of the Nigeria Group.

20.23	Times when Representations made
(a)	The representations and warranties in this Clause 20 shall be made on the date of this Agreement and the first Utilisation Date.
(b)	The Repeating Representations shall be deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.
(c)

The representations and warranties set out in Clause 20.11 (Financial Statements) in respect of each set of Financial Statements delivered pursuant to Clause 21.1 (Financial Statements) shall only be made once in respect of each set of Financial Statements on the date such Financial Statements are delivered.

(d)

All the representations and warranties in this Clause 20 except paragraph (a) of Clause 20.9 (No Default), Clause 20.10 (No Misleading Information), paragraph (d) of Clause 20.11 (Financial Statements) and Clause 20.16 (Nigeria Group Structure and Subsidiaries) are deemed to be made by each Additional Guarantor on the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor.

(e)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

21.	Information Undertakings

The undertakings in this Clause 21 shall continue for so long as any sum remains payable or capable of becoming payable under the Finance Documents or any Commitment is in force.

21.1	Financial Statements

The Company will deliver to the Agent for all of the Lenders:

(a)

as soon as they are available and in any event within 120 days after the end of each Financial Year, the audited consolidated financial statements of the Company for that Financial Year, (the “Annual Financial Statements”);

(b)

as soon as they are available and in any event within 120 days after the end of each Financial Year, the combined and/or consolidated financial statements of each of INT Towers, IHS Nigeria and ITNG for that Financial Year;

(c)

as soon as they are available and in any event within 60 days after the end of each Financial Quarter (other than the last Financial Quarter ending on the last day of each Financial Year), the unaudited consolidated financial statements of the Company for that Financial Quarter, (the “Quarterly Financial Statements”); and

(d)

as soon as they are available and in any event within 60 days after the end of each Financial Quarter (but in respect of the last Financial Quarter only, ending on the last day of each Financial Year, within 120 days of such Financial Quarter) management accounts of the Nigerian incorporated Subsidiaries of the Company for that Financial Quarter, on a combined basis.

21.2	Provision and Contents of Compliance Certificate
(a)

The Company shall supply a Compliance Certificate to the Agent with each set of the Annual Financial Statements and each set of the Quarterly Financial Statements, commencing with the Quarterly Financial Statements for the first Relevant Period ending immediately after the first Utilisation Date.

(b)	The Compliance Certificate shall:
(i)

set out (in reasonable detail) computations as to compliance with (to the extent tested for that Relevant Period) Clause 22 (Financial Covenants) including as a result of the Company exercising its rights under Clause 22.4 (Equity Cure); and

(ii)	confirm that no Default is continuing (or if a Default is continuing, specify the Default and the steps being taken to remedy it).
(c)	Each Compliance Certificate shall be signed by an officer or a director of the Company.
21.3	Requirements as to Financial Statements
(a)	Each set of Financial Statements delivered pursuant to Clause 21.1 (Financial Statements):
(i)

gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the Company as at the date to which those financial statements were drawn up; and

(ii)

shall be prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Financial Plan, unless, in relation to any set of financial statements, the Company notifies the

Agent that there has been a change in IFRS or the accounting practices and the Company delivers to the Agent:

(A)	a description of any change necessary for those financial statements to reflect IFRS or accounting practices upon which the Financial Plan was prepared; and
(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Financial Plan.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Financial Plan was prepared.

(b)

Notwithstanding any other term of this Agreement, no Event of Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to the Audit Laws.

21.4	Other Information

Holdco shall supply to the Agent:

(a)	at the same time as they are dispatched, copies of all documents dispatched by any Obligor to its creditors generally (or any class of them);
(b)

promptly upon becoming aware of them, the details of any litigation, arbitration, investigation or administrative proceedings which are current, threatened or pending against any member of the Nigeria Group, and which, if adversely determined, are reasonably expected to have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, details of any claim, action, suit, proceedings or investigation against a member of the Nigeria Group or its direct or indirect shareholder in respect to Sanctions; and

(d)

such other information relating to the financial condition, assets (which are as stated in the Company’s balance sheet from time to time), or operation of the Borrower, as the Agent or any other Lender through the Agent may from time to time reasonably request to monitor the compliance of the obligations of the Obligors.

21.5	Notification of Default
(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligors is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, Holdco shall supply to the Agent a certificate signed by one of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6	Information – listing rules

Notwithstanding any provision of the Finance Documents requiring an Obligor to provide (or procure that a member of the Nigeria Group provides) any information relating to an Obligor or the Nigeria Group to any Finance Party (each such obligation, an “Information

Obligation”), the Parties agree that, all Information Obligations shall be subject to legal regulatory and exchange requirements applicable to the Obligors in any relevant jurisdiction and no Default shall arise in relation to any Information Obligation as a result of any Obligor or member of the Nigeria Group not providing information to any Finance Party where such provision would directly result  in a breach of any law, regulation or listing rule which is applicable to that Obligor or member of the Nigeria Group.

21.7	Use of Websites
(a)

Each Obligor may satisfy its obligation under this Agreement to deliver any information by posting such information onto an electronic website designated by Holdco and the Agent (a “Designated Website”).

(b)	The Agent must supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by Holdco and the Agent.
(c)	Holdco must promptly on becoming aware of its occurrence notify the Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	Holdco becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
(d)

If Holdco notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by an Obligor under this Agreement after the date of that notice must be supplied in paper or alternative electronic form unless and until the Agent (acting reasonably) is satisfied that the circumstances giving rise to the notification are no longer continuing.

21.8	Know Your Customer Checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)	any change in the status of an Obligor or the composition of the direct or indirect shareholders of an Obligor after the date of this Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of (or, in the case of any entity that is not a member of the Nigeria Group or the Company, use reasonable efforts to supply or procure the supply of), such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly, upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

Holdco shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that an entity becomes an Additional Guarantor pursuant to Clause 27.2 (Additional Guarantors).

(d)

Following the giving of any notice pursuant to paragraph (a) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, Holdco shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such entity to this Agreement as an Additional Guarantor.

22.	Financial Covenants
22.1	Financial Definitions

In this Agreement:

“EBITDA” means, in respect of any period for any person, the Net Income for such period, excluding:

(a)	total Finance Costs;
(b)	total Finance Income;
(c)	total income tax (expense)/benefit as stated in the statement of profit or loss for the period;
(d)	all depreciation and amortisation expense of that person for such period;
(e)	any gains or losses from sales of assets other than inventory sold in the ordinary course of the business;
(f)	any impairment of property, plant and equipment and prepaid land rent, or WHT receivable;
(g)	any Exceptional Items;

(h)	share-based payment transactions;
(i)	any net gain or loss from the receipt of any insurance proceeds;
(j)	and other non-operating income and expenses; and
(k)	minority interest income and expenses,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining the Net Income.

“Exceptional Items” means items of income and expense that are sufficiently large and unusual due to the significance of their nature, size or incidence of occurrence as to distort comparisons from one period to the next (including, without limitation, any Transaction Costs that are sufficiently large and unusual due to the significance of their nature, size or incidence of occurrence as to distort comparisons from one period to the next).

“Finance Costs” means finance costs as presented in the Financial Statements as determined in accordance with IFRS.

“Finance Income” means finance income as presented in the Financial Statements as determined in accordance with IFRS.

“Interest Coverage Ratio” means, in respect of any Relevant Period, the ratio of EBITDA for the IHS Group in respect of that Relevant Period to Net Cash Finance Interest Adjusted For Leases in respect of that Relevant Period.

“Leverage Ratio” means, in respect of any Relevant Period, the ratio of Net Financial Indebtedness on the last day of that Relevant Period to EBITDA for the IHS Group in respect of that Relevant Period.

“Net Cash Finance Interest Adjusted For Leases” means, for any period:

(a)

the total cash interest or finance costs paid on Financial Indebtedness of the IHS Group (excluding the Transaction Costs), as presented in the cash flow statements from the most recent Financial Statements, as determined in accordance with IFRS; plus

(b)	without duplication the interest expense on the Lease obligations of the IHS Group for such period; less
(c)	the total cash finance income received by the IHS Group as presented in the cash flow statements from the most recent Financial Statements resulting from investments and bank deposits in that period.

“Net Financial Indebtedness” means, in respect of any Relevant Period, the Financial Indebtedness of the IHS Group on the last day of that Relevant Period (other than Financial Indebtedness (a) arising under any Subordinated Shareholder Loan or New IHS Shareholder Loan and (b) in respect of hedging agreements or other treasury transactions, in each case to the extent permitted by the terms of this Agreement, except for any crystallised exposures under such hedging agreements or treasury transactions or Financial Indebtedness arising in respect of any terminated hedging agreements or other treasury transactions) less the aggregate amount of Cash (including, for the avoidance of doubt, any cash provided as margin in connection with any terminated hedging agreement or other treasury transaction which has not been applied in paying any relevant termination payment) and Cash Equivalent Investments held by the IHS Group during that Relevant Period.

“Net Income” means, in respect of any Relevant Period, stated as the ‘Profit/(loss)’ for the period in the statement of profit or loss in the Financial Statements as determined in accordance with IFRS.

“Relevant Period” means each period of 12 Months ending on or about the last day of the Financial Year and each period of 12 Months ending on or about the last day of each Financial Quarter.

22.2	Financial Condition

The Company shall ensure that:

(a)	Leverage Ratio: The Leverage Ratio in respect of any Relevant Period shall not be greater than 4.5x.
(b)	Interest Coverage Ratio: The Interest Coverage Ratio in respect of any Relevant Period shall not be less than 2.75x.
22.3	Financial Testing
(a)

The financial covenants set out in Clause 22.2 (Financial Condition) shall be calculated in accordance with IFRS and tested by reference to appropriate set of Annual Financial Statements, Quarterly Financial Statements and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and Contents of Compliance Certificate).

(b)

For the purpose of calculating the financial covenants set out in Clause 22.2 (Financial Condition) for each of the Relevant Periods ending on a date which is less than 12 months after the date of completion of any Permitted Acquisition (or any acquisition that is permitted under any IHS Holding Facility) in relation to a person that becomes a Subsidiary of the Company, EBITDA and Net Cash Finance Interest Adjusted for Leases in relation to that person acquired pursuant to such Permitted Acquisition shall be included for each full Relevant Period, annualised on a straight line basis.

(c)	No item shall be taken into account more than once in any calculation.
22.4	Equity Cure
(a)

If, in the event of a breach (or in anticipation of a breach) of paragraph (a) (Leverage Ratio) or paragraph (b) (Interest Coverage Ratio) of Clause 22.2 (Financial Condition), the Company receives the proceeds of New Shareholder Injections or New IHS Shareholder Loans (such proceeds an “Additional Investment”) at any time prior to the date falling 20 Business Days after the final date for delivery of the Compliance Certificate in relation to such Relevant Period in respect of which such breach has occurred (or is believed will occur) the Leverage Ratio and Interest Coverage Ratio shall be recalculated as follows:

(i)	for the calculation of Leverage Ratio, Net Financial Indebtedness as at the last day of such Relevant Period shall be deemed to have been reduced by the entire amount of the Additional Investment; and
(ii)

for the calculation of Interest Coverage Ratio, the total amount of Financial Indebtedness on which Net Cash Finance Interest Adjusted For Leases is calculated in respect of the Relevant Period shall be deemed to have been reduced by the entire amount of the Additional Investment, with such adjustments under paragraph (i) or (ii) above also to apply for the Relevant Periods falling on the next three Quarter Dates provided that at the relevant time the Additional Investment has not already been applied for any other purpose and remains unspent and not committed to be spent in any manner.

(b)

If, after giving effect to the adjustments referred to in paragraph (a) above, the requirements of paragraphs (a) (Leverage Ratio) and (b) (Interest Coverage Ratio) of Clause 22.2 (Financial Condition) are met, the requirements of paragraphs (a)

(Leverage Ratio) and (b) (Interest Coverage Ratio) of Clause 22.2 (Financial Condition) shall be deemed to have been satisfied as at the relevant original date of determination for the purposes of the Finance Documents.

(c)

The relevant Additional Investment shall be applied solely for the purpose of ascertaining compliance with paragraphs (a) (Leverage Ratio) and (b) (Interest Coverage Ratio) of Clause 22.2 (Financial Condition) and for no other reason.

(d)

The rights of the Company under paragraph (a) above cannot be exercised more than four times during the life of the Facility and, where the Company exercises its rights under paragraph (a) above (a “Cure”), it shall not be permitted to exercise its rights under paragraph (a) above again during the six Months or in respect of the next two Quarter Dates following the date of exercise of a Cure.

(e)

If the amount of the Additional Investment is greater than the amount required to cure the relevant breach (the “Over-cure Amount”), the Company may elect to apply such Additional Investment towards curing any subsequent breach of paragraphs (a) (Leverage Ratio) and (b) (Interest Coverage Ratio) of Clause 22.2 (Financial Condition) (as applicable), and such aggregate applications shall together be deemed to be one exercise of the Company’s rights under paragraph (a) above, provided that such Over-cure Amount has not already been applied for any other purpose and remains unspent and not committed to be spent in any manner.

(f)

For the six Month period commencing on the later of the date an Additional Investment is made and the date any Over-cure Amount is applied in accordance with this Clause 22.4, no member of the Nigeria Group shall make any Permitted Payment, except a Permitted Payment described in paragraphs (a) or (f) of the definition of “Permitted Payment”.

(g)

If a financial covenant set out in Clause 22.2 (Financial Condition) has been breached, but is complied with when tested in the next Relevant Period (the “Second Period”), then, such breach of the financial covenant(s) or any Event of Default arising therefrom shall be deemed to be no longer be outstanding or continuing for the purposes of the Finance Documents, unless the Agent has taken any action referred to in Clause 24.20 (Acceleration) before delivery of the Compliance Certificate in respect of the Second Period.

23.	General Undertakings

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Authorisations and Consents

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisations required under any law or regulation of its jurisdiction of incorporation to:

(a)	enable it to perform its obligations under the Finance Documents;
(b)	subject to the Legal Reservations, ensure the legality, validity, enforceability or admissibility in evidence of any Finance Documents; and
(c)	carry on its business save to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

23.2	Compliance with Laws

Each Obligor shall (and shall ensure that each member of the Nigeria Group will) comply with all laws and regulations to which it may be subject, if failure to comply has or is reasonably likely to have a Material Adverse Effect.

23.3	Merger

No Obligor shall (and shall ensure that no other member of the Nigeria Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Reorganisation.

23.4	Change of Business

Each Obligor shall procure that no substantial change is made to the general nature of the business of the Obligors or the Nigeria Group taken as a whole from that carried on by each Obligor or the Nigeria Group (as applicable) at the date of this Agreement.

23.5	Acquisitions
(a)

Except as permitted under paragraph (b) below, no Obligor shall (and shall ensure that no other member of the Nigeria Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) which is:
(i)	a Permitted Acquisition; or
(ii)	a Permitted Transaction.
23.6	Joint Ventures
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and shall ensure that no other member of the Nigeria Group will) enter into, invest in or acquire any Joint Venture.
(b)	Paragraph (a) above does not apply to, or in relation to, a Permitted Acquisition, a Permitted Transaction, a Permitted Loan, a Permitted Disposal or a Permitted Joint Venture.
23.7	Preservation of Assets

Each Obligor shall (and shall ensure that each other member of the Nigeria Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so would be reasonably expected to have a Material Adverse Effect.

23.8	Taxes
(a)

Each Obligor shall (and shall ensure that each member of the Nigeria Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;
(ii)	adequate reserves are being maintained for those Taxes; and
(iii)	such payment can be lawfully withheld and failure to pay those Taxes would not be reasonably likely to have a Material Adverse Effect.

(b)	The Company will remain resident for Tax purposes only in:
(i)	the UK and (as a result of its registration by way of continuation in the Cayman Islands) the Cayman Islands; or
(ii)	the UK,

and each member of the Nigeria Group will remain resident for Tax purposes in its jurisdiction of incorporation or establishment.

23.9	Negative Pledge

In this Clause 23.9, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall (and shall ensure that no other member of the Nigeria Group will) create or permit to subsist any Security over any of its assets.
(b)	No Obligor shall (and shall ensure that no other member of the Nigeria Group will):
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:
(i)	a Permitted Security; or
(ii)	a Permitted Transaction.
23.10	Disposals
(a)

Except as permitted under paragraph (b) below, no Obligor shall (and shall ensure that no other member of the Nigeria Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:
(i)	a Permitted Disposal; or
(ii)	a Permitted Transaction.
23.11	Arm’s Length Basis
(a)	Except as permitted by paragraph (b) below, no member of the Nigeria Group (other than Holdco) shall enter into any transaction except on arm’s length terms.

(b)	The following transactions shall not be a breach of this Clause 23.11:
(i)	any transaction which constitutes a Permitted Payment;
(ii)	any transaction in respect of any Transaction Costs;
(iii)	any Permitted Loan made to an employee or director of any Nigeria Group member or under paragraph (g) of the definition of “Permitted Loan”; and
(iv)	any transaction which is no less favourable to the relevant Nigeria Group member than a transaction on arm’s length terms; and
(v)	any transaction entered into with the Company or any member of the Nigeria Group.
23.12	Loans or Credit
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and shall ensure that no other member of the Nigeria Group will) be a creditor in respect of any Financial Indebtedness.
(b)	Paragraph (a) above does not apply to:
(i)	a Permitted Loan; or
(ii)	a Permitted Transaction.
23.13	No Guarantees or Indemnities
(a)

Except as permitted under paragraph (b) below, no Obligor (other than the Company) shall (and shall ensure that no other member of the Nigeria Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is:
(i)	a Permitted Guarantee; or
(ii)	a Permitted Transaction.
23.14	Dividends and Share Redemption
(a)	Except as permitted under paragraph (b) below, Holdco shall not (and shall ensure that no Nigeria Group member will):
(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital), other than to Holdco or another Obligor;

(ii)	repay or distribute any dividend or share premium reserve other than to Holdco or another Obligor;
(iii)	pay or allow any member of the Nigeria Group to pay any management, advisory or other fee to or to the order of any direct or indirect shareholder of Holdco or its Affiliate (other than an Obligor);
(iv)

make a loan or make any payment of interest or principal under any loan or make any other payment to any direct or indirect shareholder of Holdco or such shareholder’s Affiliate (other than an Obligor); or

(v)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.
(b)	Paragraph (a) above does not apply to a Permitted Payment.
23.15	Financial Indebtedness
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and shall ensure that no other member of the Nigeria Group will) incur or allow to remain outstanding any Financial Indebtedness.
(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:
(i)	Permitted Financial Indebtedness; or
(ii)	a Permitted Transaction.
23.16	Treasury Transactions

No Obligor shall (and shall ensure that no other member of the Nigeria Group will) enter into any Treasury Transaction, other than:

(a)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of trading or business and not for speculative purposes; and
(b)

any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Nigeria Group (including but not limited to interest or currency rates or commodity prices or pursuant to any diesel hedging) and not for speculative purposes.

23.17	Sanctions
(a)	No Obligor shall (and the Company shall procure that no member of the IHS Group, nor any other person acting on its or their behalf, will):
(i)

directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to finance any trade, business or other activities:

(A)	involving, or for the benefit of, any Restricted Party; or
(B)

in any other manner that would reasonably be expected to result in an Obligor or any Finance Party being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party;

(ii)	engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or
(iii)	fund all or part of any payment in connection with a Finance Document out of proceeds derived from any action which is in breach of any Sanctions.
(b)	Each Obligor shall ensure that appropriate controls and safeguards are put in place designed to prevent any action being taken that would be contrary to paragraph (a) above.
(c)	Subject to paragraph (d) below, this Clause 23.17 shall not apply to any person or for the benefit of any Finance Party if and to the extent that giving, complying with or receiving the benefit of (as applicable) such undertaking results in any breach of any applicable Blocking Law.

(d)

In relation to each Finance Party that notifies the Agent and Holdco to this effect, any provision of paragraph (a) or (b) above that results in that Finance Party breaching any applicable Blocking Law will continue to apply for the benefit of that Finance Party notwithstanding such breach and accordingly paragraph (c) will not apply to that Finance Party to this degree.

23.18	Anti-Bribery and Corruption and Anti-Money Laundering
(a)	Each Obligor shall (and the Company shall ensure that each member of the IHS Group will) conduct its business in compliance with Anti-Corruption Laws and Money Laundering Laws.
(b)

No Obligor shall (and shall procure that no other member of the Nigeria Group will, and the Company shall procure that no member of the IHS Group will), along with its respective directors, officers and employees, directly, or indirectly, use all or any of the proceeds of any Facility for any purpose which would breach Anti-Corruption Laws or Money Laundering Laws.

23.19	Pari Passu Ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.20	Insurance

Each Obligor (other than the Company) shall (and shall ensure that each member of the Nigeria Group will) maintain insurances in respect of its material assets and business of an insurable nature with reputable independent insurance companies or underwriters which:

(a)	provide cover against risks which are normally insured against by other companies in the relevant jurisdiction owning, possessing or leasing similar assets and carrying on similar businesses; and
(b)	are at levels usual for a business of its size and nature as may be reasonably available in the insurance market.
23.21	Intellectual Property

Each Obligor (other than the Company) shall (and shall ensure that each other member of the Nigeria Group will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Nigeria Group member;
(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property necessary for the business of the relevant Nigeria Group member;
(c)

make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property which is required to conduct the business of the relevant Nigeria Group member in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property necessary for the business of the relevant Nigeria Group member to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Nigeria Group to use such property, where failure to do so is reasonably likely to have a Material Adverse Effect.

23.22	Environmental Compliance

Each Obligor shall (and shall ensure that each other member of the Nigeria Group will) comply with all applicable requirements of the Performance Standards where failure to do so would be reasonably likely to have a Material Adverse Effect.

23.23	Subordination

Each Obligor shall ensure that all loans made by the Company (or any of its Affiliates, other than any member of the Nigeria Group) to a member of the Nigeria Group are at all times Subordinated Shareholder Loans.

23.24	Auditors

The Auditors shall be an internationally recognised independent public accounting firm.

23.25	Guarantors
(a)

Holdco shall procure that each person that becomes a member of the Nigeria Group after the date of this Agreement shall, subject to paragraph (b) below, as soon as possible after becoming a member of the Nigeria Group and in any event within twenty Business Days after becoming a member of the Nigeria Group, become an Additional Guarantor.

(b)

To the extent it is or would be unlawful or illegal for any person that becomes a member of the Nigeria Group after the date of this Agreement  to become or remain a Guarantor, Holdco and the relevant member of the Nigeria Group shall use all reasonable endeavours to overcome and/or avoid any such illegality or unlawfulness, including, without limitation:

(i)	carrying out any financial assistance “whitewash” or other similar procedure; and/or
(ii)

obtaining (or procuring) all relevant corporate authorisations to enable that member of the Nigeria Group to lawfully enter into, exercise its rights and comply with its obligations as a Guarantor under this Agreement.

23.26	Condition Subsequent
(a)	Holdco shall:
(i)	within thirty (30) days of the date of this Agreement, stamp this Agreement in Nigeria; and
(ii)	within thirty (30) days of the occurrence of an Additional Increase Date, stamp the relevant Additional Increase Confirmation in Nigeria,

and, in each case, provide evidence to the Agent that such documents have been stamped in Nigeria as soon as practicable thereafter and, in any event, no later than 5 Business Days from the date on which Holdco receives confirmation that stamping has occurred.

(b)	Notwithstanding paragraph (a) above, no Default shall occur, or be deemed to occur, in relation to Holdco’s obligations under paragraph (a) above, where this Agreement or the relevant Additional Increase Confirmation are duly submitted for stamping in Nigeria within the time period permitted under Nigerian law, and any delay in the process for completion of the assessment and/or payment of the stamp duties is experienced due to the processes or systems of the Federal Government of Nigeria and/or the Federal Inland Revenue Service (and/or any other relevant regulatory agency responsible for the stamping process).

24.	Events of Default

Each of the events or circumstances set out in this Clause 24 (other than Clause 24.20 (Acceleration) and Clause 24.21 (Clean-up Period)) constitutes an Event of Default.

24.1	Non-Payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

(a)	administrative or technical error; or
(b)	a Disruption Event,

and payment is made within five Business Days of its due date.

24.2	Financial Covenants

Any requirement of Clause 22 (Financial Covenants) is not satisfied, subject to Clause 22.4 (Equity Cure).

24.3	Other Obligations
(a)

An Obligor does not comply with any of its obligations under the Finance Documents (other than those referred to in Clause 24.1 (Non-Payment), Clause 24.2 (Financial Covenants) or as a result of a Sanctions Event).

(b)

No Event of Default will occur under paragraph (a) above if such failure to comply is capable of remedy and is remedied within 20 Business Days from the earlier of (i) an Obligor becoming aware of the failure to comply and (ii) the giving of notice by the Agent to Holdco in respect of such failure.

24.4	Misrepresentation
(a)

Any representation or written statement made or deemed to be made by any Obligor in any of the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any of the Finance Documents (other than under or in connection with a Sanctions Event), is or proves to be incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default will occur under paragraph (a) above if the failure to comply or the circumstances giving rise to that misrepresentation are capable of remedy and are remedied within 20 Business Days from the earlier of (i) an Obligor becoming aware of such misrepresentation and (ii) the giving of notice by the Agent to Holdco in respect of such misrepresentation.

24.5	Company Cross-Default
(a)	Any of the following occurs in respect of the Company:

(i)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);
(ii)

any of its Financial Indebtedness (excluding any Financial Indebtedness falling within paragraph (k) of that definition when the underlying obligation is in respect of any member of the IHS Group) is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described); or

(iii)

any of its creditors becomes entitled to declare any of its Financial Indebtedness (excluding any Financial Indebtedness falling within paragraph (k) of that definition when the underlying obligation is in respect of any member of the IHS Group) due and payable before its specified maturity as a result of any event of default (however described), unless the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within all or any of paragraphs (i) to (iii) above is less than USD 75,000,000 (or its equivalent in any other currency or currencies).

24.6	Nigeria Group Cross-Default
(a)	Any of the following occurs in respect of a member of the Nigeria Group:
(i)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);
(ii)

any of its Financial Indebtedness (excluding any Financial Indebtedness falling within paragraph (k) of that definition when the underlying obligation is in respect of any member of the IHS Group) is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described); or

(iii)

any of its creditors becomes entitled to declare any of its Financial Indebtedness (excluding any Financial Indebtedness falling within paragraph (k) of that definition when the underlying obligation is in respect of any member of the IHS Group) due and payable before its specified maturity as a result of any event of default (however described), unless the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within all or any of paragraphs (i) to (iii) above is less than USD 75,000,000 (or its equivalent in any other currency or currencies).

24.7	Insolvency
(a)	The Company or a member of the Nigeria Group:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	suspends or threatens to suspend making payments on any of its debts; or
(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of the Company or any member of the Nigeria Group.

24.8	Insolvency Proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or any member of the Nigeria Group other than a solvent liquidation or reorganisation;

(ii)	a composition, compromise, assignment or arrangement with any creditor of the Company or any member of the Nigeria Group;
(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any member of the Nigeria Group or its assets; or

(iv)	enforcement of any Security over any assets of the Company or any member of the Nigeria Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	This Clause 24.8 shall not apply to:
(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 40 Business Days of commencement; or
(ii)	any step or procedure which is a Permitted Reorganisation.
24.9	Creditors’ Process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Nigeria Group having an aggregate value of at least USD 100,000,000 (or its equivalent in other currencies) and is not discharged within 40 Business Days, save that no Event of Default will occur if such assets are limited to cash in bank accounts (and such cash shall not be treated as “Cash” for any purpose) and such process would not be reasonably likely to have a Material Adverse Effect.

24.10	Failure to Comply with Court Judgment or Arbitral Award

Any member of the Nigeria Group fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction, having a value of at least USD 75,000,000 (or its equivalent in other currencies).

24.11	Invalidity and Unlawfulness
(a)	It is or becomes unlawful for an Obligor to perform any of its material obligations under any of the Finance Documents.
(b)

Any obligation or obligations of any Obligor or another party (other than a Finance Party) under any Finance Document are not or cease to be (subject to the Legal Reservations) legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)

Subject to the Legal Reservations, any Finance Document ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

24.12	Expropriation

All or part of the assets of any member of the Nigeria Group are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any agency of any state (or any analogous process by relevant authorities in any jurisdiction) and such action would be reasonably likely to have a Material Adverse Effect.

24.13	Cessation of Business

The Company or any member of the Nigeria Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than as a result of a Permitted Reorganisation, Permitted Transaction or a Permitted Disposal.

24.14	Auditor’s Qualification

The Auditors qualify their report on the Annual Financial Statements:

(a)

on the grounds that the Auditors are unable to prepare those financial statements on a going concern basis (other than where such qualification arises solely because of a potential breach of the financial covenants in Clause 22 (Financial Covenants)); or

(b)

where that qualification relates to issues which could reasonably be expected to be (individually or cumulatively) materially adverse to the interests of the Finance Parties under the Finance Documents; or

(c)	by reason of failure to disclose material information or materially inaccurate disclosure.
24.15	Repudiation and Rescission of Agreements

A party (other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document to which it is a party.

24.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against any member of the Nigeria Group in relation to any Finance Document which is reasonably likely to be adversely determined and, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

24.17	Material Adverse Change

At any time after the date of this Agreement any event or circumstance occurs which has or would be reasonably likely to have a Material Adverse Effect.

24.18	Material Contract and Material License Agreement
(a)

As of any Quarter Date, any Material Contract(s) have been terminated, cancelled, suspended, rescinded, repudiated or revoked (except if the Nigeria Group and the counterparty under such Material Contract are negotiating an extension or replacement of such Material Contract in good faith and the Nigeria Group continues receiving revenues under such Material Contract as contemplated by the Material Contract) and have not been reinstated (or replaced by a contract or contracts on terms negotiated on an arm’s length basis and substantially similar (to the extent commercially reasonable) to the original Material Contract(s)).

(b)

Any Material License Agreement is terminated, cancelled, suspended, rescinded, repudiated or revoked (except to the extent that IHS Nigeria or INT Towers and Nigerian Communications Commission are engaged in negotiations to renew or reinstate such Material License Agreement in good faith).

24.19	Convertibility and moratorium

Any law is amended or enacted in Nigeria that has the effect of prohibiting any payment that any Obligor is required to make to a Finance Party pursuant to the terms of any of the Finance Documents.

24.20	Acceleration

At any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by written notice to Holdco:

(a)

terminate the availability of the Facility and cancel the Total Commitments whereupon the Facility shall cease to be available for utilisation, the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Loans under this Agreement; and/or

(b)

declare that all or part of the Loans together with accrued interest thereon and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.
24.21	Clean-up Period
(a)

Notwithstanding any other provision of any Finance Document, in respect of any Permitted Acquisition made after the date of this Agreement, during the period from the date of closing (however defined) of that Permitted Acquisition to the date falling 90 days thereafter (the “Clean-up Period”), if any matter or circumstance that exists exclusively in respect of any entity which is the direct or indirect subject of the relevant Permitted Acquisition (and which matter or circumstance exists prior to or on (but not after) the date of the closing (howsoever defined) of the relevant Permitted Acquisition) would constitute a breach of representation or warranty, a breach of covenant or a Default (in each case, a “Clean-up Default”) then:

(i)	promptly upon becoming aware of its occurrence, Holdco shall notify the Agent of that Clean-up Default and the related event or circumstance (and the steps, if any, being taken to remedy it); and
(ii)	subject to paragraph (b) below, during the Clean-up Period that Clean-up Default shall not constitute a Default.
(b)	Paragraph (a) above shall not apply with respect to any Clean-up Default that:
(i)	is not capable of remedy;
(ii)	is capable of remedy but reasonable steps are not being taken to remedy it;
(iii)	has been procured by or approved by Holdco; or
(iv)	could reasonably be expected to have a Material Adverse Effect.
(c)

If the relevant circumstances are continuing on or after the end of the Clean-up Period, there shall be a breach of representation or warranty, breach of covenant or Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

Section 9

Changes to Parties

25.	Changes to the Lenders
25.1	Changes to the Lenders

Subject to this Clause 25 and to Clause 26 (Restriction on Debt Purchase Transactions), any Lender (an “Existing Lender”) may:

(a)	assign any of its rights; or
(b)	transfer (by way of novation) any of its rights and obligations,

under any Finance Document to a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets) (a “New Lender”).

25.2	Conditions of Assignment or Transfer
(a)

The consent of Holdco is required for assignment, transfer, sub-participation or derivative transaction (which transfers any discretion with regard to the exercise of voting rights) unless (subject to paragraph (b) below) the assignment or transfer, sub-participation or derivative transaction (which transfers any discretion with regard to the exercise of voting rights) is:

(i)	to another Lender or to an Affiliate of a Lender;
(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or
(iii)	made at a time when an Event of Default is continuing.
(b)

Notwithstanding the above, an Existing Lender must obtain the prior written consent of Holdco (to be granted in its absolute discretion) before entering into any assignment, transfer, sub-participation or derivative transaction (which transfers any discretion with regard to the exercise of voting rights) with or in favour of any person that is a Trade Competitor at the time of such assignment, transfer, sub-participation or derivative transaction.

For this purpose “Trade Competitor” means a person, or an Affiliate or Related Fund of such person, where such person’s primary business, or a material portion of such person’s business, is substantially the same as the business of the IHS Group or any member of the IHS Group, including the business of passive telecommunication infrastructure.

(c)

Except in the case of paragraph (b) above, the consent of Holdco to any assignment or transfer in accordance with paragraph (a) above, must not be unreasonably withheld or delayed. Holdco will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by Holdco within that time.

(d)

Each Existing Lender shall use its reasonable endeavours to provide prior written notice of any proposed assignment, transfer, sub-participation or derivative transaction (which transfers any discretion with regard to the exercise of voting rights) to be entered into by such Existing Lender to Holdco and the Agent as soon as possible and no later than 10 Business Days prior to the date of such assignment, transfer, sub-participation or derivative transaction (which transfers any discretion with regard to the exercise of voting rights) (provided that, for the avoidance of doubt, any failure to provide such prior written notice will not, in any event, invalidate that assignment, transfer, sub-participation or derivative transaction (which transfers any discretion with regard to the exercise of voting rights).

25.3	Other conditions of assignment or transfer
(a)	An assignment under this Clause 25 will only be effective on:
(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 25.6 (Procedure for Transfers) is complied with.
(c)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Taxes) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(d)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.4	Assignment or Transfer Fee
(a)	Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 2,000.
(b)	No fee is payable pursuant to paragraph (a) above if:
(i)	the Agent agrees that no fee is payable; or
(ii)	the assignment or transfer is made by an Existing Lender:
(A)	to an Affiliate of that Existing Lender; or

(B)	to a fund which is a Related Fund of that Existing Lender.
25.5	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)	the financial condition of any Obligor;
(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements or information (whether written or oral) made or supplied in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 25; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
25.6	Procedure for Transfers
(a)

Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate executed and delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and appears to be delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 25.10(a) (Pro Rata Interest Settlement), on the Transfer Date:
(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Nigeria Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
25.7	Procedure for Assignment
(a)

Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 25.10(a) (Pro Rata Interest Settlement), on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement; and
(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)

Lenders may utilise procedures other than those set out in this Clause 25.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.6 (Procedure for Transfers), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) and Clause 25.3 (Other conditions of assignment or transfer).

25.8	Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation to Holdco

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement, Increase Confirmation or an Additional Increase Confirmation, send to Holdco a copy of that Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation.

25.9	Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.10	Pro Rata Interest Settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.6 (Procedure for Transfers) or any assignment pursuant to Clause 25.7(c)(i) (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:
(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.10(a), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 25.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.
(d)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.10(a) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

26.	Restriction on Debt Purchase Transactions
26.1	Prohibition on Debt Purchase Transactions by members of the Nigeria Group

No Obligor shall, and shall procure that each other member of the Nigeria Group shall not, enter into any Debt Purchase Transaction, be a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

26.2	Disenfranchisement on Debt Purchase Transactions entered into by Affiliates
(a)	For so long as a Sponsor Affiliate:
(i)	beneficially owns a Commitment; or
(ii)

has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)	the Majority Lenders; or
(B)	whether:
(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or
(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)

Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:
(i)	is terminated; or
(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:
(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

26.3	Sponsor Affiliates’ Notification to other Lenders of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5:00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

27.	Assignment and Transfers by Obligors
27.1	Assignment and transfers

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Guarantors
(a)	A member of the Nigeria Group shall become an Additional Guarantor if:
(i)	Holdco and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and
(ii)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify Holdco and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(d)	Delivery of an Accession Deed constitutes confirmation by the relevant Nigeria Group member that the representations and warranties referred to in paragraph (d) of Clause

20.23 (Times when Representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Section 10

The Finance Parties

28.	Role of the Agent, the Arrangers and Others
28.1	Appointment of the Agent
(a)	Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)

Each of the Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions
(a)	The Agent shall:
(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with subparagraph (i) above.
(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents.

28.3	Duties of the Agent
(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)	Paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement, any Increase Confirmation or any Additional Increase Confirmation.
(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
28.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No Fiduciary Duties
(a)	Nothing in any Finance Document constitutes the Agent or the Arrangers as a trustee or fiduciary of any other person.
(b)	None of the Agent or the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
28.6	Business with the Nigeria Group

The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Nigeria Group.

28.7	Rights and Discretions
(a)	The Agent may:
(i)

rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraphs (b) or (c) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates) believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Lender or any group of Lender are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-Payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;
(iii)	any notice or request made by Holdco (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and
(iv)	no Notifiable Debt Purchase Transaction:
(A)	has been entered into;
(B)	has been terminated; or
(C)	has ceased to be with a Sponsor Affiliate.
(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable provided that Holdco shall not be required to reimburse or indemnify the Agent in respect of any payment the Agent may make pursuant to this paragraph (d), unless agreed in advance with Holdco.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(h)	Without prejudice to the generality of paragraph (g) above, the Agent:
(i)	may disclose; and
(ii)	on the written request of Holdco or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to Holdco and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, or the Arrangers are obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for Documentation

None of the Agent or the Arrangers are responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Obligors or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
28.10	Exclusion of Liability
(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable (including, without limitation, for negligence nor any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; or

(iii)	without prejudice to the generality of subparagraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third-party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 28.10 subject to Clause 1.7 (Third-Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out:
(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

28.11	Lenders’ Indemnity to the Agent
(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct (or, in the case of any cost, loss or liability pursuant to Clause 31.11 (Disruption to Payment Systems Etc), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent)) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, each Obligor shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.
28.12	Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and Holdco.
(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and Holdco, in which case the Majority Lenders (after consultation with Holdco) may appoint a successor Agent.
(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with Holdco) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees, together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates, and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.
(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 14.7 (FATCA Information) and Holdco or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 14.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies Holdco and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) Holdco or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and Holdco or that Lender, by notice to the Agent, requires it to resign.

28.13	Replacement of the Agent
(a)

After consultation with Holdco, the Majority Lenders may by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
28.14	Confidentiality
(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
28.15	Relationship with the Lenders
(a)

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by email or other electronic means is permitted under Clause 33.6 (Electronic Communication)) email address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, email address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and paragraph (a)(ii) of Clause 33.6 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.16	Credit Appraisal by the Lenders

Without affecting the responsibility of any member of the Nigeria Group for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including, but not limited to:

(a)	the financial condition, status and nature of any Obligor;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.17	Reference Banks
(a)

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with Holdco) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

(b)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.
(c)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(d)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 28.17, subject to Clause 1.7 (Third-Party Rights) and the provisions of the Third Parties Act.

28.18	Agent’s Management Time

Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent), Clause 18 (Costs and Expenses) and Clause 28.11 (Lenders’ Indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to Holdco and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

28.19	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
30.	Sharing Among the Finance Parties
30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents, then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;
(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent, and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial Payments).

30.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party’s Rights

On a distribution by the Agent under Clause 30.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
30.5	Exceptions
(a)

This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and
(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11

Administration

31.	Payment Mechanics
31.1	Payments to the Agent

Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to the Borrowers) and Clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

31.3	Distributions to the Borrowers

The Agent may (with the consent of Holdco or in accordance with Clause 32 (Set-Off)) apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback
(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not received that amount, then the Party who should have made that amount (or the proceeds of any related exchange contract) available to the Agent or, if that Party fails to do so, the Party to whom that amount (or the proceeds of any related exchange contract) has been made available by the Agent, shall on demand, pay such amount to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5	Impaired Agent
(a)

If, at any time, the Agent becomes an Impaired Agent, a Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 31.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or
(ii)

if in its sole discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipients(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the relevant Borrower or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.
(c)

A Party which has made a payment in accordance with this Clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 28.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuance to paragraph (e) below), give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 31.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)	that it has not given an instruction pursuant to paragraph (d) above; and
(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

31.6	Partial Payments
(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amounts owing to the Agent under those Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
31.7	Set-Off

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days
(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
31.9	Currency of Account
(a)	Subject to paragraphs (b) to (e) below, NGN is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.
(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)	Any amount expressed to be payable in a currency other than NGN shall be paid in that other currency.
31.10	Change of Currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with Holdco); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with Holdco) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

31.11	Disruption to Payment Systems Etc

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by Holdco that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by Holdco, consult with Holdco with a view to agreeing with Holdco any such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with Holdco in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and Holdco shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
32.	Set-Off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor (other than an obligation to make its participation in a Loan available under Clause 5.4 (Lenders’ Participation)), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	Notices
33.1	Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

33.2	Addresses
(a)

Except as provided below, the address and email (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(i)	in the case of Holdco:
Address:	Herikerbergweg 88, 1101 CM, Amsterdam, The Netherlands
Email:	Patrick.fegaly@ihstowers.com talin.shah@ihstowers.com yoni.conway@ihstowers.com grouptreasury.debt@ihstowers.com grouplegal@ihstowers.com

Attention:	Patrick Fegaly, Talin Shah, Yoni Conway
(ii)	in the case of each Party (other than Holdco or the Agent), that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(iii)	in the case of the Agent:
Address:	Ecobank Nigeria Limited, Ecobank Pan-African Centre (EPAC), 270B Ozumba Mbadiwe Avenue, Victoria Island, Lagos, Nigeria
Email:	CBAgency@ecobank.com
Attention:	Olakunle Lowo, Michael Oyeyiola
(b)	Any Party may change its contact details by giving five Business Days’ notice to the Agent or (in the case of the Agent) to the other Parties.
33.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of registered mail or courier, when it has been delivered at the relevant address,

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.
(d)	Any communication or document made or delivered to Holdco in accordance with this Clause 33.3 will be deemed to have been made or delivered to each of the Obligors.
(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) and (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Notification of Address and Fax Number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

33.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

33.6	Electronic Communication
(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by email or other electronic means (including, without limitation, by way of posting to a secure website), if those two Parties:

(i)	notify each other in writing of their email address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.6.
33.7	English Language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation (the cost of which shall be borne by Holdco) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	Calculations and Certificates
34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

34.3	Day Count Convention and Interest Calculation
(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day-to-day and the amount of any such interest, commission or fee is calculated:
(i)

on the basis of the actual number of days elapsed and, in respect of Naira, a year of 365 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.
(b)	The aggregate amount of any accrued interest, commission or fee which is or becomes payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
35.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	Amendments and Waivers
37.1	Required Consents
(a)

Subject to Clause 37.2 (Exceptions) and except to the extent otherwise provided for in a Finance Document, any term of the Finance Documents may be amended or waived or any consent given under a Finance Document only with the consent of the Majority Lenders and Holdco and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.
(c)

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 28.7 (Rights and Discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement, provided that no Obligor shall be required to reimburse or indemnify the Agent in respect of any payment the Agent may make pursuant to this paragraph (c) unless agreed in advance with Holdco.

(d)	Paragraph (c) of Clause 25.10 (Pro Rata Interest Settlement) shall apply to this Clause 37.
37.2	Exceptions
(a)	In this Clause 37, “Structural Adjustment” means:
(i)	an amendment or waiver that has the effect of changing or which relates to:
(A)	an extension to the availability or date of payment of any amount under the Finance Documents;
(B)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission or other amounts payable; and
(ii)	an amendment or waiver of a term of a Finance Document that is consequential on, incidental to, or required to implement or reflect any of the amendments or waivers listed in subparagraph (i) above.
(b)	Subject to Clause 37.3 (Changes to Reference Rates), an amendment or waiver that has the effect of changing or which relates to:
(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions) and “Structural Adjustment” in paragraph (a) above;
(ii)	any provision which expressly requires the consent of all the Lenders;
(iii)	(without prejudice to Permitted Reorganisations) Clause 27 (Assignment and Transfers by Obligors) or any change to the Obligors or Clause 23.25 (Guarantors);
(iv)

Clause 25 (Changes to the Lenders) which would make transferability more restrictive for a Finance Party, Clause 30 (Sharing Among the Finance Parties), Clause 42 (Governing Law), Clause 43 (Enforcement) or this Clause 37;

(v)	the currency of payment of any amount under the Finance Documents;
(vi)	a redenomination of a Commitment into another currency;
(vii)	without prejudice to Clause 2.2 (Increase) and Clause 2.3 (Additional Increase), an increase in any Commitment or the Total Commitments;
(viii)	the introduction of an additional loan, tranche, commitment or facility into the Finance Documents ranking pari passu , senior or subordinate to the Facility;
(ix)	the definition of Sanctions, Restricted Party and Sanctions Event and related definitions in Clause 1.1 (Definitions), Clause 8.2 (Sanctions), Clause 20.17 (Sanctions) and 23.17 (Sanctions);
(x)

the definition of Anti-Corruption Laws and Money Laundering Laws in Clause 1.1 (Definitions), Clause 20.18 (Anti-bribery and Corruption Laws), and Clause 23.18 (Anti-Bribery and Corruption and Anti-Money Laundering);

(xi)	Clause 7.1 (Illegality) or Clause 8.1 (Change of Control) or the definition of “Permitted Transferee”;
(xii)	the nature or the scope of the guarantee under this Agreement;

(xiii)	Clause 2.3 (Finance Parties’ Rights and Obligations) and/or
(xiv)	Clause 4.2 (Further Conditions Precedent) (other than a waiver of any of the conditions set out therein),

in each case, shall not be made without the prior consent of all the Lenders.

(c)

An amendment or waiver that has the effect of changing or which relates to any provision which expressly requires the consent of the Majority Lenders, shall not be made without the prior consent of the Majority Lenders.

(d)

Notwithstanding any other provision of this Clause 37, if an amendment or waiver relates to a Structural Adjustment, to the extent that it is so permitted, it requires only the prior consent of each Lender which will be directly affected by the proposed Structural Adjustment and with the consent of the Majority Lenders.

(e)

An amendment or waiver which relates to the rights or obligations of the Agent or an Arranger (each in their capacity as such) may not be effected without the consent of the Agent or that Arranger (as applicable).

(f)

If any Lender does not accept or reject a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement (in each case, other than under Clause 37.3 (Changes to Reference Rates)) within 15 Business Days (unless Holdco and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)

its Commitment(s) and/or participation(s) shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(g)

The Agent may agree with Holdco at any time any amendment to or modification of a name or other details of an Original Lender as set out in Part 2 of Schedule 1 (The Original Parties) which is technical in nature or which is necessary to correct a manifest error.

37.3	Changes to Reference Rates
(a)	If a Screen Rate Replacement Event has occurred in relation to MPR, any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Benchmark in relation to MPR; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and Holdco.

37.4	Replacement of Lender
(a)	If at any time:
(i)	any of the circumstances set out in paragraph (a) of Clause 7.4 (Right of Cancellation and Repayment in Relation to a Single Lender) applies to a Lender; or
(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

then Holdco may, on not less than five Business Days prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution or other entity (other than a member of the Nigeria Group) which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”) selected by Holdco, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) and which satisfies the Agent’s “know your customer” requirements for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.10 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 37.4 shall be subject to the following conditions:
(i)	Holdco shall have no right to replace the Agent (other than in accordance with Clause 28.12 (Resignation of the Agent) if applicable);
(ii)	neither the Agent nor the Lender shall have any obligation to Holdco to find a Replacement Lender;
(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with (acting reasonably) all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and Holdco when it is satisfied that it has complied with those checks.

37.5	Disenfranchisement of Defaulting Lenders
(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:
(i)	the Majority Lenders; or
(ii)	whether:
(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or
(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 37.5, the Agent may assume that the following Lenders are Defaulting Lenders:
(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and
(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

37.6	Replacement of a Defaulting Lender
(a)

Holdco may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender: replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution or other entity (a “Replacement Lender”) selected by Holdco, which (unless the replacement Lender is already a Lender or the Agent is an Impaired Agent) has satisfied all the Agent’s “know your client” and other similar checks, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.10 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 37.6 shall be subject to the following conditions:
(i)	Holdco shall have no right to replace the Agent;
(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to Holdco to find a Replacement Lender;
(iii)	the transfer must take place no later than 60 days after the notice referred to in paragraph (a) above;
(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and
(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above, once it is satisfied that is has complied with (acting reasonably) all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and Holdco when it is satisfied that it has complied with those checks.

38.	Confidentiality
38.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance brokers, service providers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or on or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom subparagraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 28.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in subparagraph (i) or (ii) above;
(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation, administrative, supervisory body, court, tribunal or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders’ Rights);
(vii)

to whom information is required by law or regulation to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party;
(ix)	who is a direct and/or indirect providers of credit protection or brokers of such providers of credit protection; or
(x)	with the consent of Holdco,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to subparagraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to subparagraph (iv) above, the person to whom the Confidential Information is to be given has entered into a

Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to subparagraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of Confidentiality Undertaking agreed between Holdco and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers), such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

38.3	Entire Agreement

This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.4	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.5	Notification of Disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform Holdco:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.

38.6	Continuing Obligations

The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
39.	Confidentiality of Funding Rates and Reference Bank Quotations
39.1	Confidentiality and Disclosure
(a)

The Agent and Holdco agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:
(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 10.4 (Notification of Rates of Interest); and
(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.
(d)

The Agent’s obligations in this Clause 39 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 10.4 (Notification of Rates of Interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

39.2	Other Obligations
(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 39.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 39.
39.3	No Event of Default

No Default or Event of Default will occur under Clause 24.3 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 39.

40.	Counterparts

Each Finance Document may be executed in any number of counterparts (each of which shall constitute an original), and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41.	Contractual Recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 12

Governing Law and Enforcement

42.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with, English law.

43.	Enforcement
43.1	Arbitration
(a)

Subject to Clause 43.2 (Agent’s option), any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity, interpretation, performance or termination of this Agreement) or any non-contractual obligations arising out of, or in connection with, this Agreement (a “Dispute”), shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration (LCIA) (the “Rules”).

(b)

The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator, and a third arbitrator (who shall act as Chairman) shall be appointed by the arbitrators nominated by the claimant(s) and respondent(s) or, in the absence of agreement on the third arbitrator within 10 Business Days of the appointment of the second arbitrator, by the LCIA Court (as defined in the Rules).

(c)

The Rules are deemed to be incorporated by reference into this Clause 43.1 and capitalised terms used in this Clause 43.1 which are not otherwise defined shall have the meaning given to them in the Rules.

(d)	The seat, or legal place of arbitration, shall be in London, the United Kingdom.
(e)

The language used in the arbitral proceedings shall be English and the language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in English or, if in another language, accompanied by a certified English translation.

(f)

For the purposes of arbitration pursuant to this Clause 43.1, the Parties waive any right of application to determine a preliminary point of law or appeal on a point of law under Sections 45 and 69 of the Arbitration Act 1996.

(g)	This Clause 43.1 and any non-contractual obligations arising out of or in connection with it are governed by English law.
(h)

Service of any Request for Arbitration (as defined in the Rules) made pursuant to this Clause 43.1 must be made pursuant to the Rules at the address given for sending of notices under Clause 33 (Notices).

(i)	Except as permitted under Clause 43.2 (Agent’s option), each Party agrees:
(i)

not to commence, procure or participate in, or otherwise be involved in, any action or proceeding of any court or other tribunal with respect to a matter which is already the subject of arbitral proceedings commenced pursuant to this Clause 43.1 (except for compelling arbitration, restraining court proceedings brought in breach of the Finance Documents or initiating actions to obtain a judgment recognising or enforcing an arbitral award or any order for conservatory or provisional measures); and

(ii)	to waive any right it may have to appeal any arbitral award or order, to the extent such waiver is permitted by law.
(j)	The arbitration agreement shall be governed by the laws of England.
43.2	Agent’s option

Before the Finance Parties have filed, as the case may be, a Request for Arbitration or Response (in each case, as defined in the Rules) the Agent may (and shall, if so instructed by the Majority Lenders) by notice in writing to all other Parties require that all Disputes or a specific Dispute be heard by a court of law. If the Agent gives such notice, the Dispute to which such notice refers shall be determined in accordance with Clause 43.3 (Jurisdiction of English Courts).

43.3	Jurisdiction of English Courts
(a)	If the Agent issues a notice pursuant to Clause 43.2 (Agent’s option), the provisions of this Clause 43.3 shall apply.
(b)	The courts of England have exclusive jurisdiction to settle any Dispute.
(c)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and accordingly no Party will argue to the contrary.
(d)

Notwithstanding paragraph (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.4	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)

irrevocably appoints IHS Africa (UK) Limited whose principal office is located at 1 Cathedral Piazza, 123 Victoria Street London, SW1E 5BP as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Documents; and

(ii)	agrees that failure by an agent or the service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, Holdco (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

44.	Acknowledgement regarding any supported QFCs
(a)

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)

(i)

in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)	As used in this Clause 44, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Original Parties

Part 1
The Original Guarantors

Name	Jurisdiction of incorporation and registration number
IHS Netherlands Holdco B.V.	The Netherlands, registration number 66017912
IHS Netherlands NG1 B.V.	The Netherlands, registration number 66030390
IHS Netherlands NG2 B.V.	The Netherlands, registration number 66030501
IHS Towers NG Limited	Nigeria, registration number 448308
IHS (Nigeria) Limited	Nigeria, registration number 407609
INT Towers Limited	Nigeria, registration number 1222736
Nigeria Tower Interco B.V.	The Netherlands, registration number 61341088
IHS Holding Limited	Cayman Islands, registration number 382000

Part 2The Original Lenders

Name of Original Lender	Commitment (NGN)
Access Bank plc	22,000,000,000
Ecobank Nigeria Limited	1,700,000,000
Rand Merchant Bank Nigeria Limited	8,800,000,000
United Bank for Africa plc	10,000,000,000
FBNQuest Merchant Bank Limited	1,500,000,000
Total:	44,000,000,000

Schedule 2

Conditions Precedent

Part 1Conditions Precedent to Utilisation

1.	Corporate Documentation
(a)	A copy of the constitutional documents of each Original Obligor.
(b)	A copy of a resolution of the board of directors of each Original Obligor:
(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents to which it is a party.
(d)	A certificate of Holdco (on behalf of each other Original Obligor in relation to sub-paragraph (i) below) (signed by a director) confirming (as at the date of the certificate) that:
(i)

borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on Holdco or that other Original Obligor to be exceeded;

(ii)	no Default or Event of Default has occurred and is continuing; and
(iii)	the Repeating Representations are true in all material respects (except where that representation and warranty is already qualified by materiality under Clause 20 (Representations and Warranties)).
(e)

To the extent legally required, in respect of IHS Towers NG Limited, a copy of a special resolution of the members of IHS Towers NG Limited approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party.

(f)	A certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands with respect to the Company dated no more than 30 days before the date of this Agreement.
(g)

A certificate of Holdco and each other Original Obligor (dated no earlier than the date of this Agreement) certifying that each copy document relating to it and specified in this Part 1 of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded.

2.	Finance Documents
(a)	A duly executed copy of this Agreement.
(b)	A duly executed copy of each Fee Letter.
(c)	A duly executed copy of the Subordination Agreement.
3.	Legal Opinions
(a)

A legal opinion addressed to the Agent and the Original Lenders of CC Worldwide Ltd, legal advisers to the Agent and the Arrangers as to matters of English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)

A legal opinion addressed to the Agent and the Original Lenders of Clifford Chance LLP, legal advisers to the Agent and the Arrangers as to matters of Dutch law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)

A legal opinion addressed to the Agent and the Original Lenders of Aluko & Oyebode, legal advisers to the Agent and the Arrangers as to matters of Nigerian law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)	A legal opinion of Walkers (Cayman) LLP, legal advisers to Holdco as to matters of Cayman Islands law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
4.	Other Documents and Evidence
(a)	Evidence that the agent for service of process in England and Wales referred to in Clause 43.4 (Service of Process) has accepted its appointment.
(b)	Copies of any and all licences required by the Company or any member of the Nigeria Group to conduct its business.
(c)	A certified copy of the Nigeria Group Structure Chart.
(d)	A copy of the Original Financial Statements.
(e)

Evidence that all fees, costs and expenses then due and payable from the Obligors under this Agreement have been or will be paid on the earlier of (i) the date falling fifteen Business Days after the date of this Agreement  and (ii) the first Utilisation Date.

(f)	The Financial Plan.

Part 2
Conditions Precedent required to be delivered by an Additional Guarantor

1.	Corporate Documentation
(a)	An Accession Deed, duly executed by the Additional Guarantor and Holdco.
(b)	A copy of the constitutional documents of the Additional Guarantor.
(c)	A copy of a resolution of the board of directors of the Additional Guarantor:
(i)	approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute the Accession Deed;
(ii)

in the case of each of the Guarantors incorporated in Nigeria, confirming that guaranteeing the obligations under the Agreement is in the best interest, and for the corporate benefit, of the Additional Guarantor;

(iii)	authorising a specified person or persons to execute the Accession Deed on its behalf; and
(iv)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.
(e)

To the extent legally required, a written resolution of all the shareholders of each Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents, and in addition, in the case of each of the Additional Guarantors incorporated in Nigeria and to the extent legally required, confirming that guaranteeing the obligations under the Agreement is in the best interest, and for the corporate benefit, of the Additional Guarantor.

(f)	Where the Additional Guarantor is incorporated in the Netherlands, in each case where applicable and to the extent legally required:
(i)	a copy of the resolution of the board of supervisory directors of the Additional Guarantor approving the resolutions of the board of directors;
(ii)	a copy of the resolution of the shareholders(s) of the Additional Guarantor approving the resolutions of the board of directors; and
(iii)

a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by the Finance Documents and (ii) a neutral or positive advice from such works council, in respect of the Additional Guarantor.

(g)	A certificate of an authorised signatory of the Additional Guarantor certifying that:
(i)	each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Deed;
(ii)	guaranteeing the Total Commitments will not cause any guaranteeing or similar limit binding on it to be exceeded;

(iii)	in the case of each of the Guarantors incorporated in Nigeria, guaranteeing the obligations under the Agreement is in the best interest, and in the corporate benefit, of the Guarantor; and
(iv)	Holdco is authorised to act as its agent in connection with the Finance Documents.
2.	Legal Opinions

The following legal opinions, each addressed to the Agent and the Lenders:

(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.
(b)

If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

3.	Other Documents and Evidence
(a)

If the Additional Guarantor is not incorporated in England and Wales, evidence that it has appointed IHS Africa (UK) Limited as its agent for service of process, and that IHS Africa (UK) Limited has accepted its appointment in relation to the Additional Guarantor.

(b)

To the extent required, documents required to evidence that any financial assistance “whitewash” or other analogous procedure has been carried out in accordance with applicable law and regulation in the jurisdiction of incorporation of the Additional Guarantor.

(c)

Any additional documentation or other evidence necessary to ensure that the obligations the Additional Guarantor shall be expressed to assume under the Finance Documents shall constitute fully effective and perfected legal, valid, binding and enforceable obligations (which, for the avoidance of doubt, shall not include any requirement for any Accession Deed or this Agreement to be stamped by the relevant tax authorities in Nigeria).

(d)

Evidence that all necessary registration and stamping formalities (including, without limitation the payment of any fees or Tax (but which, for the avoidance of doubt, shall not include any requirement for any Accession Deed or this Agreement to be stamped by the relevant tax authorities in Nigeria)) required to be complied with by law or regulation in relation to the Accession Deed have been, or will be, complied with within the applicable time limit for completion of such formalities imposed by the relevant law or regulation.

Schedule 3

Utilisation Request

From:[Holdco / Borrower]

To:[Agent]

Dated: [●]

Dear Sirs

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [•] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:
(a) Borrower:	[●]
(b) Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
(c) Currency of Loan:	NGN
(d) Amount:	[●] or, if less, the Available Facility
(e) Interest Period:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) is satisfied on the date of this Utilisation Request.
4.	[This Loan is to be made in [whole]/[part] for the purpose of [identify purpose of loan].
5.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan].
6.	[The proceeds of this Loan should be credited to [account]].
7.	This Utilisation Request is irrevocable.

“WARNING: Please seek Dutch legal advice (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the CRR) has been published by the competent authority, if the share of a Lender in any Utilisation requested by a Dutch Obligor is less than EUR 100,000 (or the foreign currency equivalent thereof) and (ii) as soon as the interpretation of the term “public” has been published by the competent authority, if the Lender is considered to be part of the public on the basis of such interpretation.”

Yours faithfully

authorised signatory for
[Holdco /the Borrower]

Schedule 4

Form of Transfer Certificate

To:[●] as Agent

From:[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [●]

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [●] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.6 (Procedure for Transfers) of the Facility Agreement:
(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.6 (Procedure for Transfers).

(b)	The proposed Transfer Date is [●].
(c)	The Facilities Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.
3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 25.4(a) (Limitation of responsibility of Existing Lenders).
4.

This Agreement may be executed in any number of counterparts (each of which shall constitute an original) and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

5.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed, by and shall be construed in accordance with, English law.
6.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

“WARNING: Please seek Dutch legal advice (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the CRR) has been published by the competent authority, if the participation of a Lender in the Facility is less than EUR 100,000 (or the foreign currency equivalent thereof) and (ii) as soon as the interpretation of the term “public” has been published by the competent authority, if a Lender is or would be considered to be part of the public on the basis of such interpretation.”

The Schedule

Commitment/Rights and Obligations to be Transferred

[insert relevant details]

[Facility Office address, fax number, email address and

attention details for notices and account details for payments]

[Existing Lender]
MEI:

By:

[New Lender]
MEI:

By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Agent and the Transfer Date is confirmed as [●].

[Agent]

By:

Schedule 5

Form of Assignment Agreement

To:[●] as Agent and IHS Netherlands Holdco B.V. as Holdco

From:[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [●]

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [●] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is an Assignment Agreement. This agreement (the Agreement) shall take effect as an Assignment Agreement for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.7(c)(i) (Procedure for Assignment) of the Facility Agreement:
(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facility Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.	The proposed Transfer Date is [●].
4.	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.
5.	The Facilities Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.
6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 25.5(a) (Limitation of responsibility of Existing Lenders).
7.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and to Holdco of the assignment referred to in this Agreement.
8.

This Agreement may be executed in any number of counterparts (each of which shall constitute an original) and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
10.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

“WARNING: Please seek Dutch legal advice (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the CRR) has been published by the competent authority, if the participation of a Lender in the Facility is less than EUR 100,000 (or the foreign currency equivalent thereof) and (ii) as soon as the interpretation of the term “public” has been published by the competent authority, if a Lender is or would be considered to be part of the public on the basis of such interpretation.”

The Schedule

Commitment/Rights and Obligations to be Transferred

by Assignment, Release and Accession

[insert relevant details]

[Facility office address, email and

attention details for notices and account details for payments]

[Existing Lender]
MEI:

By:

[New Lender]
MEI:

By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent and the Transfer Date is confirmed as [●].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 6

Form of Compliance Certificate

To:[●] as Agent

From:IHS Holding Limited

Dated: [●]

Dear Sirs

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [●] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:
(a)

On the last day of the Relevant Period ending on [●] Net Financial Indebtedness was [●] and EBITDA for such Relevant Period was [●]. Therefore the Leverage Ratio at such time [did/did not] exceed 4.5 times for such Relevant Period and the covenant contained in paragraph (a) (Leverage Ratio) of Clause 22.2 (Financial Condition) [has/has not] been complied with.

(b)

In respect of the Relevant Period ending on [●] EBITDA was [●] and Net Cash Finance Interest Adjusted For Leases for such Relevant Period was [●]. Therefore the Interest Coverage Ratio at such time [did/did not] exceed 2.75 times for such Relevant Period and the covenant contained in paragraph (b) (Interest Coverage Ratio) of Clause 22.2 (Financial Condition) [has/has not] been complied with.

(c)	[We have received an Additional Investment in an amount of USD[●] which has been applied in accordance with Clause 22.4 (Equity Cure).]

Signed:
For and on behalf of
IHS Holding Limited

[Officer/Director]

Schedule 7

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	In relation to the first Utilisation Request U – 2 11.00 a.m. In relation to each subsequent Utilisation Request: U – 3 11.00 a.m.
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	U – 1 3.00 p.m.
MPR is fixed	Quotation Day as of 11.00 a.m
“U”=date of utilisation
“U – X”=X Business Days prior to date of utilization
Time = Lagos Time

Schedule 8

Forms of Notifiable Debt Purchase Transaction Notice

Part 1
Form of Notice on entering into Notifiable Debt Purchase Transaction

To:[●] as Agent

From:[The Lender]

Dated:

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [●] (the “Facility Agreement”)

1.

We refer to paragraph (b) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.
3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (NGN)

[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

Part 2
Form of Notice on termination of Notifiable Debt Purchase Transaction/Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate

To:[●] as Agent

From:[The Lender]

Dated:

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [•] (the “Facility Agreement”)

1.

We refer to paragraph (c) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Sponsor Affiliate].
3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (NGN)

[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

Schedule 9

Form of Accession Deed

To:	[●] as Agent

From:[Subsidiary] and IHS Netherlands Holdco B.V.

Dated:

Dear Sirs

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [•] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.

[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 27.2 (Additional Guarantors) of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [●].

3.	[Subsidiary’s] administrative details for the purposes of the Facility Agreement are as follows:

Address:

Email:

Attention:

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of Holdco and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED

By: [Subsidiary]

Director

Director/Secretary]

Holdco

For and on behalf of

IHS Netherlands Holdco B.V.

By:

The Agent

For and on behalf of

[Full Name of Current Agent]

By:

Date:

Schedule 10

Form of Increase Confirmation

To:	[●] as Agent and IHS Netherlands Holdco B.V. as Holdco
From:	[the Increase Lender] (the “Increase Lender”)

Date:[•]

IHS Netherlands Holdco B.V. – NGN [•] Credit Agreement

dated [•] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This agreement (the “Increase Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Increase Agreement unless given a different meaning in this Increase Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facility Agreement.
3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].
5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.
6.	The Facilities Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses), are set out in the Schedule.
7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.2 (Increase).
8.

This Increase Agreement may be executed in any number of counterparts (each of which shall constitute an original) and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Agreement. Delivery of a counterpart of this Increase Agreement by email attachment or telecopy shall be an effective mode of delivery.

9.	This Increase Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
10.	This Increase Agreement has been entered into on the date stated at the beginning of this Increase Agreement.

The Schedule

Relevant Commitment/Rights and Obligations

to be Assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

Increase Lender

By:

This Increase Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent and the Increase Date is confirmed as [●].

Agent

By:

Schedule 11

Form of Additional Increase Confirmation

To:	[●] as Agent and IHS Netherlands Holdco B.V. as Holdco
From:	[the Additional Increase Lender] (the “Additional Increase Lender”)

Date:[●]

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [•] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This agreement (the “Additional Increase Agreement”) shall take effect as an Additional Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Additional Increase Agreement unless given a different meaning in this Additional Increase Agreement.

2.	We refer to Clause 2.3 (Additional Increase) of the Facility Agreement.
3.

The Additional Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement in respect of that Relevant Commitment.

4.	The proposed date on which the increase in relation to the Additional Increase Lender and the Relevant Commitment is to take effect (the “Additional Increase Date”) is [●].
5.	On the Additional Increase Date, the Additional Increase Lender becomes party to the relevant Finance Documents as a Lender.
6.	The Facilities Office and address, fax number and attention details for notices to the Additional Increase Lender for the purposes of Clause 33.2 (Addresses), are set out in the Schedule.
7.	The Additional Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.3 (Increase).
8.

This Additional Increase Agreement may be executed in any number of counterparts (each of which shall constitute an original) and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Increase Agreement. Delivery of a counterpart of this Additional Increase Agreement by email attachment or telecopy shall be an effective mode of delivery.

9.	This Additional Increase Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
10.	This Additional Increase Agreement has been entered into on the date stated at the beginning of this Additional Increase Agreement.

The Schedule

Relevant Commitment/Rights and Obligations

to be Assumed by the Additional Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

Additional Increase Lender

By:

This Additional Increase Agreement is accepted as an Additional Increase Confirmation for the purposes of the Facility Agreement by the Agent and the Additional Increase Date is confirmed as [●].

Agent

By:

Schedule 12

Form of Additional Increase Notice

To:	[●] as Agent
From:	IHS Netherlands Holdco B.V. as Holdco

Date:[●]

IHS Netherlands Holdco B.V. – NGN [●] Credit Agreement

dated [●] (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This notice (the “Additional Increase Notice”) shall take effect as an Additional Increase Notice for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Additional Increase Notice unless given a different meaning in this Additional Increase Notice.

2.	We refer to Clause 2.3 (Additional Increase) of the Facility Agreement.
3.	We wish to request an increase of the Total Commitments on the following terms:

(a) Proposed Additional Increase Date:	[●] (or, if that is not a Business Day, the next Business Day)
(b) Additional Increase Amount:	[●]
(c) Total Commitments following increase:	[●]

4.

The Additional Increase Amount will be met by the following Additional Increase Lenders [increasing their Commitments and/or] acceding to the Facility Agreement in respect of the Commitments [(as applicable)] set out below:

Additional Increase Lender	Current Commitment (if applicable)	Commitment after increase
[●]	[●]	[●]
[●]	[●]	[●]

5.	This Additional Increase Request is irrevocable.

Yours faithfully

authorised signatory for
IHS Netherlands Holdco B.V. as Holdco

Schedule 13

Acceptable Banks

Banco do Brasil S.A.	Brazil
Banco BOCOM BBM S.A.	Brazil
Banco Bradesco S.A.	Brazil
Caixa Economical Federal	Brazil
Citibank Brazil	Brazil
Itau Unibanco S.A.	Brazil
Banco Safra S.A.	Brazil
Banco Santander S.A.	Brazil
JP Morgan	Brazil
BTG Pactual	Brazil
Goldman Sachs	Brazil
Access Bank Cameroon	Cameroon
Citibank Cameroon	Cameroon
Ecobank Cameroon	Cameroon
Societe Generale Cameroon	Cameroon
Standard Chartered Bank Cameroon	Cameroon
UBA Cameroon	Cameroon
Citibank Cote D’Ivoire	CIV
Ecobank Cote D’Ivoire	CIV
Stanbic Cote D’Ivoire	CIV
Standard Chartered Bank CIV	CIV
Societe Generale Cote D’Ivoire	CIV
UBA Cote D’Ivoire	CIV
Citibank	Colombia
Colpatria	Colombia
Grupo Bancolumbia	Colombia
Santander	Colombia
Citibank Egypt	Egypt
Awash International bank	Ethiopia
EBI SA	France
Al Ahli Bank of Kuwait K.S.C.P.	Kuwait
Mashreq Bank	Kuwait
Afrasia Bank Limited	Mauritius
Standard Bank Mauritius	Mauritius

ABSA Bank Mauritius Limited	Mauritius
RMB International (Mauritius) Ltd	Mauritius
The Mauritius Commercial Bank Limited	Mauritius
Investec Bank	Mauritius
Citibank Europe plc - Netherlands	Netherlands
Access Bank plc	Nigeria
Citibank Nigeria	Nigeria
Ecobank Nigeria	Nigeria
Rand Merchant Bank Nigeria Limited	Nigeria
Stanbic Nigeria	Nigeria
Standard Chartered Bank Nigeria	Nigeria
UBA Nigeria	Nigeria
Zenith Bank plc	Nigeria
First City Monument Bank	Nigeria
Banco de Credito del Peru	Peru
Banco de la Nación	Peru
Citibank	Peru
Santander	Peru
Ecobank Rwanda	Rwanda
Access Bank	Rwanda
Bank of Kigali	Rwanda
Banke Saudi Fransi	Saudi Arabia
Access Bank	South Africa
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	South Africa
ABSA Bank	South Africa
Standard Chartered Bank	South Africa
Investec Bank	South Africa
Citibank	South Africa
Standard Chartered Bank - Dubai, UAE	UAE
Mashreq Bank	UAE
Citibank	UAE
Citibank UK	United Kingdom
Standard Chartered Bank UK	United Kingdom
Access Bank	United Kingdom
UBA Bank	United Kingdom
Citibank, N.A., London Branch	United Kingdom

J.P. Morgan	United Kingdom
Goldman Sachs	United Kingdom
MUFG Bank	United Kingdom
Standard Advisory London (Standard Bank)	United Kingdom
Itau BBA International Plc	United Kingdom
FirstRand Bank Limited (London Branch), acting through its Rand Merchant Bank division	United Kingdom
Citibank	United States of America
J.P. Morgan	United States of America
Goldman Sachs	United States of America
Citibank Zambia	Zambia
Standard Chartered Bank Zambia	Zambia
Ecobank	Zambia
Access Bank	Zambia

Schedule 14

Existing Guarantees

Guaranteed party	Details of Guarantee
IHS Côte d’Ivoire S.A.

Deed of guarantee dated 30 June 2015 relating to a credit facility for  EUR29,000,000 and XOF 41,326,366,000 credit facility for IHS Cote d’Ivoire S.A. as borrower, entered into between, among others, IHS Holding Limited as guarantor and Citibank, N.A., London Branch, EBI SA, Societe Generale, Standard Bank of South Africa Limited, Isle of Man Branch and Standard Chartered Bank as the arrangers and EBI SA as facility agent.

IHS Zambia Limited

Deed of guarantee dated 13 February 2021 relating to a credit facility of up to USD 95,000,000 for IHS Zambia Limited as borrower entered into between IHS Holding Limited as guarantor, International Finance Corporation and Standard Chartered Bank.

IHS (Nigeria) Limited

Guarantee dated 31 March 2022 relating to a credit agreement for NGN 16.1 billion for IHS (Nigeria) Limited as borrower entered into between IHS Holding Limited, as guarantor, and Rand Merchant Bank Nigeria Limited.

Guarantee dated 13 May 2022 relating to a credit agreement for NGN 10.0 billion for IHS (Nigeria) Limited as borrower entered into between IHS Holding Limited, as guarantor, and United Bank for Africa Plc.

IHS Holding Limited

Guarantee dated 12 October 2022 between IHS Holding Limited as guarantor and BP Oil International Limited as beneficiary in relation to certain crude oil and/or petroleum product transactions entered into by IHS (Nigeria) Limited and INT Towers Limited.

Holdco, IHS (Nigeria) Limited, INT Towers Limited and IHS Towers NG Limited

Guarantee provided under the NGN and USD senior credit facility agreement dated on 3 September 2019 between, among others, Holdco, each of IHS (Nigeria) Limited, INT Towers Limited and ITNG as borrowers, Ecobank Nigeria Limited as agent and the senior lenders named therein, as amended and restated on 29 September 2021 and as further amended from time to time.

Schedule 15

Existing Security

Member of the IHS Group	Details of Security
IHS Brasil – Cessão de Infraestruturas S.A

1.

Contrato de Cessão Fiduciária dated 21 May 2021 of the entire credit rights of IHS Brasil – Cessão de Infraestruturas S.A. entered into with Itaú Unibanco S/A as Collateral Agent.

2.

Contrato de Alienação Fiduciária de Ações dated 21 May 2021 issued by IHS Brasil – Cessão de Infraestruturas S.A. dated 21 May 2021 entered into with Itaú Unibanco S/A

3.

Contrato de Cessão Fiduciária dated 18 April 2022 of the entire credit rights of IHS SP Locação de Infraestrutura Ltda. (subsequently merged into IHS Brasil – Cessão de Infraestruturas S.A.) entered into with Itaú Unibanco S/A as Collateral Agent.

4.

Contrato de Alienação Fiduciária de Quotas dated 18 April 2022 issued by IHS SP Locação de Infraestrutura Ltda. (subsequently merged into IHS Brasil – Cessão de Infraestruturas S.A.) entered into with Itaú Unibanco S/A.

IHS CNT Brasil Torres de Telecomunicações Ltda.

1.

Cédula de Crédito Bancário dated 18 April 2022 by IHS Brasil – Cessão de Infraestruturas S.A as Debtor and Itaú Unibanco S/A as Creditor and IHS CNT Brasil Torres de Telecomunicações Ltda as Garantor.

IHS Côte d’Ivoire S.A.

1.

Share pledge dated 30 June 2015 relating to the shares of IHS Mauritius Cote d’Ivoire Limited entered into between IHS Holding Limited and EBI SA, as amended 15 June 2022

2.

Contrat De Nantissement D’Actions relating to the shares of IHS Cote d’Ivoire Limited dated 30 June 2015 entered into between IHS Mauritius Cote d’Ivoire Limited and EBI SA, as amended 15 June 2022

3.

Contrat De Nantissement D’Actions De Second Rang relating to the shares of IHS Cote d’Ivoire Limited dated 11 August 2017 entered into between IHS Mauritius Cote d’Ivoire Limited and EBI SA, as amended 15 June 2022, as amended 15 June 2022

4.

Declaration de Nantissement de Compte De Titres Financiers dated 30 June 2015 entered into between IHS Mauritius Cote d’Ivoire Limited and EBI SA

5.

Contrat de Gage De Biens Meubles Sans Depossesion dated 30 June 2015 entered into between IHS Mauritius Cote d’Ivoire Limited and EBI SA, as amended 15 June 2022

6.

Contrat de Gage De Biens Meubles Sans Depossesion dated 11 August 2017 entered into between IHS Mauritius Cote d’Ivore Limited and EBI SA, as amended 15 June 2022

7.

Contrat De Nantissement De Creances dated 30 June 2015 entered into between IHS Cote d’Ivoire SA and EBI SA, as amended 15 June 2022

8.

Contrat De Nantissement De Creances De Second Rang dated 11 August 2017 entered into between IHS Cote d’Ivoire SA and EBI SA, as amended 15 June 2022

9.

Contrat De Nantissement De Creances (Prets d’Actionnaires) dated 30 June 2015 entered into between IHS Mauritius Cote d’Ivoire SA and EBI SA, as amended 15 June 2022

10.

Contrat De Nantissement De Creances De Second Rang (Prets d’Actionnaires) dated 11 August 2017 entered into between IHS Mauritius Cote d’Ivoire SA and EBI SA, as amended 15 June 2022

11.

Contrat De Nantissement De Comptes Bancaires dated 30 June 2015 entered into between IHS Cote d’Ivoire SA and EBI SA, as amended 15 June 2022

12.

Contrat De Nantissement De Comptes Bancaires De Second Rang dated 11 August 2017 entered into between IHS Cote d’Ivoire SA and EBI SA, as amended 15 June 2022

IHS Kuwait Limited

1.

Business Pledge Agreement dated 7 July 2020 between, amongst others, IHS Kuwait Limited and Ahli Bank of Kuwait K.S.C.P as security agent

2.

English law security assignment agreement dated 6 July 2020 between IHS Kuwait Limited and Al Ahli Bank of Kuwait K.S.C.P as security agent

3.

Deed of subordination and assignment agreement dated 27 April 2020 between, amongst others, IHS Kuwait Limited as Debtor and Al Ahli Bank of Kuwait K.S.C.P as security agent

IHS Towers South Africa Proprietary Limited

5.

Special Notarial Bond dated 26 May 2022 entered into by IHS Towers South Africa Proprietary Limited in favour of Bowwood and Main No 339 Proprietary Limited

6.

General Notarial Bond dated 26 May 2022 entered into by IHS Towers South Africa Proprietary Limited in favour of Bowwood and Main No 339 Proprietary Limited

7.

Share Pledge in relation to shares in IHS Towers South Africa Proprietary Limited dated 26 May 2022 entered into between IHS South Africa Holding Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Banking Division) and Bowwood and Main No 339 Proprietary Limited

8.

Cession Agreement dated 26 May 2022 entered into between IHS Towers South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Banking Division) and Bowwood and Main No 339 Proprietary Limited

9.

Subordination Agreement dated 26 May 2022 entered into between IHS South Africa Holding Proprietary Limited, IHS Towers South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Banking Division) and Bowwood and Main No 339 Proprietary Limited

IHS Zambia Limited

1.

Fixed and floating charge dated 13 February 2021 entered into between IHS Zambia Limited, as Chargor and Standard Chartered Bank, as Collateral Agent;

2.

Security Assignment Agreement of IHS Zambia Limited’s rights in respect of assigned agreements dated 13 February 2021 entered into between IHS Zambia Limited, as Assignor and Standard Chartered Bank, as Collateral Agent;

3.

Charge over all onshore accounts of IHS Zambia Limited dated 13 February 2021 entered into between IHS Zambia Limited, as Chargor and Standard Chartered Bank, as Collateral Agent;

4.

Share Pledge Agreement in relation to IHS Holding Limited’s shares in IHS Mauritius Zambia Limited dated 13 February 2021 entered into between IHS Holding Limited, IHS Mauritius Zambia Limited and Standard Chartered Bank, as Collateral Agent;

5.

Share Pledge Agreement in relation to IHS Mauritius Zambia Limited’s shares in IHS Zambia Limited dated 13 February 2021 entered into between IHS Mauritius Zambia Limited, IHS Zambia Limited and Standard Chartered Bank, as Collateral Agent;

6.

Charge over all offshore accounts of IHS Zambia Limited dated 13 February 2021 entered into between IHS Zambia Limited, as Chargor and Standard Chartered Bank, as Collateral Agent; and

10.

Subordination Agreement and Assignment of Contractual Rights under Shareholder Loans dated 13 February 2021 entered into between International Finance Corporation, Standard Chartered Bank as Facility Agent and Collateral Agent, IHS Holding Limited as Guarantor, IHS Finco Management Limited, IHS Mauritius Zambia Limited, and IHS Zambia Limited as Borrower.

I-Systems Solucoes de Infraestrutura S.A

1.

Instrumento Particular de Cessão Fiduciária de Direitos Creditórios em Garantia e Outras Avenças signed on 3 October 2022 entered into between Itaú Unibanco S.A. and I-Systems Solucoes de Infraestrutura S.A.

2.

Cédula de Crédito Bancário signed on 3 October 2022 entered into between Itaú Unibanco S.A. and I-Systems Solucoes de Infraestrutura S.A.

Skysites Americas S.A.	1. Cédula de Crédito Bancário dated 18 April 2022 by IHS Brasil – Cessão de Infraestruturas S.A as Debtor and Itaú Unibanco SA as creditor and Skysites Americas S.A as guarantor

Signature Pages to the Credit Facility

Holdco

IHS Netherlands Holdco B.V.

Signed by: David Ordman	/s/ David Ordman Director A
by: Laurentius Klein	/s/ Laurentius Klein Director B
for and on behalf of IHS NETHERLANDS HOLDCO B.V.

(Signature page to RCF)

Borrowers

INT Towers Limited

Signed by: David Ordman	/s/ David Ordman Director
by: Mohamad Darwish	/s/ Mohamad Darwish Director
for and on behalf of INT TOWERS LIMITED

(Signature page to RCF)

IHS (Nigeria) Limited

Signed by: David Ordman	/s/ David Ordman Director
by: Mohamad Darwish	/s/ Mohamad Darwish Director
for and on behalf of IHS (NIGERIA) LIMITED

(Signature page to RCF)

IHS Towers NG Limited

Signed by: David Ordman	/s/ David Ordman Director
by: William Saad	/s/ William Saad Director
for and on behalf of IHS TOWERS NG LIMITED

(Signature page to RCF)

Original Guarantors

IHS Holding Limited

Signed by: Steve Howden	/s/ Steve Howden Authorised signatory

for and on behalf of IHS HOLDING LIMITED

(Signature page to RCF)

IHS Netherlands Holdco B.V.

Signed by: David Ordman	/s/ David Ordman Director A
by: Laurentius Klein	/s/ Laurentius Klein Director B
for and on behalf of IHS NETHERLANDS HOLDCO B.V.

(Signature page to RCF)

IHS Netherlands NG1 B.V.

Signed by: David Ordman	/s/ David Ordman Director A
by: Laurentius Klein	/s/ Laurentius Klein Director B
for and on behalf of IHS NETHERLANDS NG1 B.V.

(Signature page to RCF)

IHS Netherlands NG2 B.V.

Signed by: David Ordman	/s/ David Ordman Director A
by: Laurentius Klein	/s/ Laurentius Klein Director B
for and on behalf of IHS NETHERLANDS NG2 B.V.

(Signature page to RCF)

IHS Towers NG Limited

Signed by: David Ordman	/s/ David Ordman Director
by: William Saad	/s/ William Saad Director
for and on behalf of IHS TOWERS NG LIMITED

(Signature page to RCF)

IHS (Nigeria) Limited

Signed by: David Ordman	/s/ David Ordman Director
by: Mohamad Darwish	/s/ Mohamad Darwish Director
for and on behalf of IHS (NIGERIA) LIMITED

(Signature page to RCF)

INT Towers Limited

Signed by: David Ordman	/s/ David Ordman Director
by: Mohamad Darwish	/s/ Mohamad Darwish Director
for and on behalf of INT TOWERS LIMITED

(Signature page to RCF)

Nigeria Tower Interco B.V.

Signed by: David Ordman	/s/ David Ordman Director A
by: Laurentius Klein	/s/ Laurentius Klein Director B
for and on behalf of NIGERIA TOWER INTERCO B.V.

(Signature page to RCF)

The Coordinator

Rand Merchant Bank Nigeria Limited

/s/ Bayo Ajayi

By: Bayo Ajayi (Director)

Address: 3rd Floor, Wings East Tower,

17 A Ozumba Mbadiwe Street, Victoria Island,

Lagos, Nigeria

Email: hector.okposo@rmb.com.ng, conny.konopi@rmb.co.za, chukwujekwu.onyekwelu@rmb.co.za

Attention: Chukwujekwu Onyekwelu; Hector Okposo

/s/ Taiwo Gabriel

By: Taiwo Gabriel (Director)

Address: 3rd Floor, Wings East Tower,

17 A Ozumba Mbadiwe Street, Victoria Island,

Lagos, Nigeria

Email: hector.okposo@rmb.com.ng, conny.konopi@rmb.co.za, chukwujekwu.onyekwelu@rmb.co.za

Attention: Chukwujekwu Onyekwelu; Hector Okposo

(Signature page to RCF)

The Arrangers

Rand Merchant Bank Nigeria Limited

/s/ Bayo Ajayi

By: Bayo Ajayi (Director)

Address: 3rd Floor, Wings East Tower,

17 A Ozumba Mbadiwe Street, Victoria Island,

Lagos, Nigeria

Email: hector.okposo@rmb.com.ng, conny.konopi@rmb.co.za, chukwujekwu.onyekwelu@rmb.co.za

Attention: Chukwujekwu Onyekwelu; Hector Okposo

/s/ Taiwo Gabriel

By: Taiwo Gabriel (Director)

Address: 3rd Floor, Wings East Tower,

17 A Ozumba Mbadiwe Street, Victoria Island,

Lagos, Nigeria

Email: hector.okposo@rmb.com.ng, conny.konopi@rmb.co.za, chukwujekwu.onyekwelu@rmb.co.za

Attention: Chukwujekwu Onyekwelu; Hector Okposo

(Signature page to RCF)

Access Bank Plc

/s/ Sunday Ekwochi

By: Sunday Ekwochi

Address: 14/15 Prince Alaba Abiodun Oniru Road, Victoria Island, Lagos, Nigeria

Fax:

Attention:

/s/ Chizoma Okoli

By: Chizoma Okoli

Address: 14/15 Prince Alaba Abiodun Oniru Road, Victoria Island, Lagos, Nigeria

Fax:

Attention:

(Signature page to RCF)

Ecobank Nigeria Limited

/s/ Kola Adeleke

By: Kola Adeleke

Address: Ecobank Pan African Centre, Plot 270B1, Ozumba Mbadiwe Avenue, Victoria Island, Lagos State, Nigeria

Fax:

Attention: Michael Oyeyiola (moyeyiola@ecobank.com)

/s/ Kenneth Okere

By: Kenneth Okere

Address: Ecobank Pan African Centre, Plot 270B1, Ozumba Mbadiwe Avenue, Victoria Island, Lagos State, Nigeria

Fax:

Attention: Michael Oyeyiola (moyeyiola@ecobank.com)

(Signature page to RCF)

United Bank for Africa Plc

/s/ Ayodele Adeniyi

By: Ayodele Adeniyi

Address: UBA House, 57, Marina, Lagos

Fax:

Attention: Ayodele Adeniyi

/s/ Kofo Adetomiwa

By: Kofo Adetomiwa

Address: UBA House, 57, Marina, Lagos

Fax:

Attention: Ayodele Adeniyi

(Signature page to RCF)

FBNQuest Merchant Bank Limited

/s/ Tolulope Adetugbo

By: Tolulope Adetugbo

Address: 16, Keffi Street, Ikoyi. Lagos State. Nigeria

E-mail: afolabi.olorode@fbnquestmb.com / Obaro.Emore@fbnquestmb.com / services@fbnquestmb.com

Attention: Obaro Emore

/s/ Afolabi Olorode

By: Afolabi Olorode

Address: 16, Keffi Street, Ikoyi. Lagos State. Nigeria

E-mail: afolabi.olorode@fbnquestmb.com / Obaro.Emore@fbnquestmb.com / services@fbnquestmb.com

Attention: Obaro Emore

(Signature page to RCF)

The Agent
Ecobank Nigeria Limited

/s/ Kola Adeleke

By: Kola Adeleke

Address: 270B Ozumba Mbadiwe Avenue, Victoria Island, Lagos, Nigeria

Email: CBAgency@ecobank.com

Attention: Olakunle Lowo, Michael Oyeyiola

/s/ Kenneth Okere

By: Kenneth Okere

Address: 270B Ozumba Mbadiwe Avenue, Victoria Island, Lagos, Nigeria

Email: CBAgency@ecobank.com

Attention: Olakunle Lowo, Michael Oyeyiola

(Signature page to RCF)

The Original Lenders

Rand Merchant Bank Nigeria Limited

/s/ Bayo Ajayi

By: Bayo Ajayi (Diector)

Address: 3rd Floor, Wings East Tower,

17 A Ozumba Mbadiwe Street, Victoria Island,

Lagos, Nigeria

Email: hector.okposo@rmb.com.ng, conny.konopi@rmb.co.za, chukwujekwu.onyekwelu@rmb.co.za

Attention: Chukwujekwu Onyekwelu; Hector Okposo

/s/ Taiwo Gabriel

By: Taiwo Gabriel (Director)

Address: 3rd Floor, Wings East Tower,

17 A Ozumba Mbadiwe Street, Victoria Island,

Lagos, Nigeria

Email: hector.okposo@rmb.com.ng, conny.konopi@rmb.co.za, chukwujekwu.onyekwelu@rmb.co.za

Attention: Chukwujekwu Onyekwelu; Hector Okposo

(Signature page to RCF)

Access Bank Plc

/s/ Sunday Ekwochi

By: Sunday Ekwochi

Address: 14/15 Prince Alaba Abiodun Oniru Road, Victoria Island, Lagos, Nigeria

Fax:

Attention:

/s/ Chizoma Okoli

By: Chizoma Okoli

Address: 14/15 Prince Alaba Abiodun Oniru Road, Victoria Island, Lagos, Nigeria

Fax:

Attention:

(Signature page to RCF)

Ecobank Nigeria Limited

/s/ Kola Adeleke

By: Kola Adeleke

Address: Ecobank Pan African Centre, Plot 270B1, Ozumba Mbadiwe Avenue, Victoria Island, Lagos State, Nigeria

Fax:

Attention: Michael Oyeyiola (moyeyiola@ecobank.com)

/s/ Kenneth Okere

By: Kenneth Okere

Address: Ecobank Pan African Centre, Plot 270B1, Ozumba Mbadiwe Avenue, Victoria Island, Lagos State, Nigeria

Fax:

Attention: Michael Oyeyiola (moyeyiola@ecobank.com)

(Signature page to RCF)

United Bank for Africa Plc

/s/ Ayodele Adeniyi

By: Ayodele Adeniyi

Address: UBA House, 57, Marina, Lagos

Fax:

Attention: Ayodele Adeniyi

/s/ Kofo Adetomiwa

By: Kofo Adetomiwa

Address: UBA House, 57, Marina, Lagos

Fax:

Attention: Ayodele Adeniyi

(Signature page to RCF)

FBNQuest Merchant Bank Limited

/s/ Tolulope Adetugbo

By: Tolulope Adetugbo

Address: 16, Keffi Street, Ikoyi. Lagos State. Nigeria

E-mail: afolabi.olorode@fbnquestmb.com / Obaro.Emore@fbnquestmb.com / services@fbnquestmb.com

Attention: Obaro Emore

/s/ Afolabi Olorode

By: Afolabi Olorode

Address: 16, Keffi Street, Ikoyi. Lagos State. Nigeria

E-mail: afolabi.olorode@fbnquestmb.com / Obaro.Emore@fbnquestmb.com / services@fbnquestmb.com

Attention: Obaro Emore

(Signature page to RCF)